EXHIBIT 2.2



                             DATED 29 FEBRUARY 2000
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                 AT&T COMMUNICATIONS SERVICES INTERNATIONAL INC.
                        AND GLOBAL CARD HOLDINGS INC.            (1)

                                VIATEL, INC.                     (2)

                                       AND

                    VIATEL GLOBAL COMMUNICATIONS LIMITED         (3)





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                                    AGREEMENT
              FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE
                    CAPITAL OF AT&T COMMUNICATIONS (UK) LTD.

            ---------------------------------------------------------



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                                    CONTENTS

                              CLAUSE HEADING                                PAGE


1        Definitions and interpretation........................................1

2        Sale of the Shares...................................................12

3        Consideration........................................................12

4        Completion...........................................................16

5        Undertakings and other matters.......................................18

6        Warranties...........................................................33

7        Tax Covenant.........................................................35

8        Announcements........................................................35

9        Releases, waivers etc., by the Purchaser.............................35

10       Notices..............................................................36

11       Entire Agreement.....................................................38

12       Alterations..........................................................38

13       Severability.........................................................38

14       Counterparts.........................................................38

15       Payment of costs.....................................................39

16       Successors and Assigns...............................................39

17       Applicable law , submission to jurisdiction and dispute resolution...39

18       Confidentiality......................................................40

19       Time of Essence......................................................40

20       Effect of Completion.................................................40

21       Guarantee............................................................41

Schedule 1....................................................................43

Schedule 2....................................................................44

Schedule 3....................................................................49

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Schedule 5....................................................................59

Schedule 6....................................................................83

Schedule 7....................................................................90

Schedule 8...................................................................101

Schedule 9...................................................................105

Schedule 10..................................................................108






Appendix A          Listed Customers and Services

Appendix B          Private Transit draft terms


Agreed drafts:      Property Sale Agreement
                    Announcement
                    Agreements for Lease (x3)
                    Escrow Letter
                    Pension Notice of Withdrawal
                    Transitional Services Amendment Agreements

THIS AGREEMENT is dated 29 February 2000

BETWEEN:

(1) AT&T COMMUNICATIONS SERVICES INTERNATIONAL INC. a Delaware corporation having its principal office at 412 Mount Kemble Avenue, Morristown, New Jersey, 07962, USA ("ACSI") and GLOBAL CARD HOLDINGS INC., a Delaware corporation having its principal office at 7979 East Tufts Avenue, Room 150, Denver, Colorado, 80237, USA ("GLOBAL") (together the "VENDORS"); and

(2) VIATEL, INC., 685 Third Avenue, 24th Floor, New York, NY, USA 10017 (the "GUARANTOR"); and

(3) VIATEL GLOBAL COMMUNICATIONS LIMITED (No. 3918064) whose registered office is at Parnell House, 25 Wilton Road, London SW1V 1LW (the "PURCHASER").

WHEREAS

(A)      The Company (as defined below) is a private company limited by shares.

(B) The Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares (as defined below) upon the terms and subject to the conditions of this Agreement.

(C) The Guarantor has agreed to guarantee the obligations of the Purchaser under this Agreement (and any other agreement to be entered into by the Purchaser in connection with this Agreement) on the terms set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1      In this Agreement unless the context otherwise requires:

         "31/12/99 ACCOUNTS" means the Company's individual accounts (including the notes to those accounts and the associated directors' and auditor's reports) for the 12 month period ended on, 31st December 1999 prepared in accordance with Schedule 8;

         "ACCOUNTS" means the Company's audited individual accounts, prepared in compliance with generally accepted accounting conventions, policies, principles and practices in the United States, for the 9 month period ended on the Accounts Date, including the notes to those accounts and the associated directors' and auditors' reports;

         "ACCOUNTS DATE" means 30th September 1999;

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         "ACCOUNTS  RELIEF"  means any Relief  taken into account in arriving at the provision for tax in the Completion Date Accounts or shown as an asset in those accounts;

         "AGREED FORM" means terms contained in a form reasonably acceptable to the Vendors and the Purchaser;

         "AGREEMENTS FOR LEASE" means the three agreements for lease to be entered into by the Company on or before Completion in the agreed form;

         "ANNOUNCEMENT" means the press announcement in the agreed form relating to this Agreement;

         "APPENDIX" means the appendix to this Agreement in the form of the agreed draft describing the Data Services, Voice Services, Listed Data Customers, Listed Data Contracts, Listed Voice Customers and Listed Voice Contracts;

         "ASSETS" means the telecommunications dishes, leased fibre, switches, hubs, routers, and other equipment, spares and supplies currently being used by the Company at the date of this Agreement in connection with the business of the Company (or any part thereof);

         "ASSURANCE" means any guarantee, assurance, covenant, undertaking or commitment;

         "AT&T GME" means AT&T Global Markets (EMEA) Limited, a company with limited liability and having its registered office at Quadrant House, Thomas More Square, 17 Thomas More Street, London E1W 1YE;

         "AT&T GROUP" means AT&T Corp., being a New York Corporation having its principal office at 32 Avenue of the Americas, New York, New York, 10013 - 2412, and those of its related companies or entities (other than the Company) in respect of which AT&T Corp. owns 50% or more of the equity stock or shares of that entity from time to time;

         "AT&T GROUP PROPRIETARY INFORMATION" means any specifications, designs, plans, drawings, data, prototypes or other business and/or technical information (excluding programs and software and materials licensed under the Supply Agreement) which is owned by any entity within the AT&T Group and used in the business of the Company at the Completion Date but which is not generally known to the public;

         "AT&T PATENT" means any patent owned by any member of the AT&T Group;

         "AUCS" means collectively AUCS N.V. and AUCS v.o.f., both having their registered offices at Hoofddorp, The Netherlands;

         "AUCS DATA PLATFORM" means the physical and technical platform owned and/or utilised by AUCS at 1st April 1999 to deliver Data Services to Listed Data Customers (including without limitation Stratacom assets


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         and technology,  Nortel and Nortel DPN assets and  technology,  and the
         AUCS internet protocol platform used to deliver internet transit and dial I.P. service);

         "AUCS VOICE PLATFORM" means the physical and technical platforms owned and/or utilised by AUCS at 1st April 1999 to provide voice virtual network services and international customer calling centre services;

         "AUDITORS"    means    the    auditors    of   the    Company    namely
         PricewaterhouseCoopers, Chartered Accountants and Registered Auditors, of 1 Embankment Place, London, WC2N 6NN;

         "BUSINESS DAY" means a day (excluding Saturdays and Sundays) on which clearing banks are ordinarily open for the transaction of normal banking business in New York and the City of London;

         "BUSINESS INFORMATION" means formulas, designs, specifications, drawings, data, manuals and instructions and customer lists, sales information, technical information, computer software, accounting and tax records, correspondence, orders and enquiries;

         "CA 1985" means the Companies Act 1985;

         "CARVE OUT AGREEMENTS" means the memoranda of sale and assets transfer agreement between the Company and AT&T GME and AT&T Easylink Services Limited and documentation recording the purchase of various assets from AT&T ISTEL and AT&T (UK) LTD, copies of which are contained at sections 19.1, 19.2 and 19.3 of the Data Room;

         "CLAIM" means any notice, demand, assessment, letter or other document issued or action taken by or on behalf of any Tax Authority (whether before, on or after the date of this Agreement) from which it appears that a Tax Liability is to be or may come to be imposed on the Company or that the Company is liable or is sought to be made liable to make any payment or increased or further payment to such Tax Authority;

         "COMPANY" means AT&T Communications (UK) LTD. (No. 2948988) whose registered office is at Quadrant House, Thomas More Square, 17 Thomas More Street, London E1W 1YE;

         "COMPLETION" means completion of the sale and purchase of the Shares by the performance by the parties of their respective obligations under clause 3;

         "COMPLETION DATE" means 29th February 2000 (or such other date as the parties may agree in writing);

         "COMPLETION DATE ACCOUNTS" means the Company's individual accounts (including the notes to those accounts and the associated directors' and auditors' reports) for the 14 month period of the Company ending on the Completion Date, prepared in accordance with schedule 8;

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         "CONFIDENTIAL   INFORMATION"   means  Business   Information   relating
         specifically to the business of the Company and which is owned by the Company and is for the time being confidential to the Company but excluding AT&T Group Proprietary Information;

         "DATA ROOM DOCUMENTS" means the documents contained in the data room prepared by the Vendors, all as indexed in the Data Room Index and the Supplemental Data Room Index;

         "DATA ROOM INDEX" means the index of Data Room Documents in the agreed form;

         "DATA SERVICES" means the data telecommunications services currently delivered by AUCS as described in the Appendix or any new services offered by AUCS to AT&T GME from time to time;

         "DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Vendors to the Purchaser disclosing certain matters in relation to the Warranties;

         "EMPLOYEES" means the persons whose names are set out in the Disclosure Letter as being all the employees of the Company;

         "ESCROW ACCOUNT" means an interest bearing deposit account in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors at TSB Lloyds Bank, Colmore Row, Birmingham Branch (sort code: 30-00-03);

         "ESCROW AMOUNT" means (pound)2,308,997;

         "ESCROW LETTER" means the letter referred to in clause 4.1(a)(iv);

         "EVENT" means any event, act, transaction, action or omission (whether or not the Company is a party thereto) and includes the disposal of the Shares pursuant to this Agreement, any change in the residence of any person for the purposes of Tax, the death or dissolution of any person, the receipt or accrual of any income profits or gains, any distribution, any transfer, payment, loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Tax Legislation;

         "FA" means Finance Act of the year referred to;

         "GLOBAL CONTRACTS" means all those contracts between either of the Vendors or other members of the AT&T Group (other than the Company) and their suppliers facilitating the supply of goods or services to the AT&T Group and under which certain goods or services have been provided for the benefit of the Company and which are listed in Data Room section XXVII, file 27.1.23;

         "HOLDING  COMPANY"  shall bear the meaning given to that  expression in section 736 CA 1985;

         "ICTA 1988" means the Income and Corporation Taxes Act 1988;

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         "INCOME PROFITS OR GAINS"  includes income profits or gains  (including capital gains) of any description and from any source and income profits or gains which are deemed to be earned accrued or received for the purposes of any Tax;

         "INFORMATION TECHNOLOGY" means computer hardware, software, firmware, networks and other information technology and any assets which include embedded technology;

         "INSTALMENT PAYMENT REGULATIONS" means the Corporation Tax (Instalment Payment) Regulations 1998 (S.I. 1998 No. 3175);

         "INTELLECTUAL PROPERTY" means patents, trade marks and service marks, rights in designs, trade or business names, copyrights (including, without limitation, rights in software) and topography rights (whether or not any of these are registered and including applications for registration of any such thing), database rights and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

         "LEASEHOLD PROPERTIES" means the leasehold properties details of which are set out in Part A of Schedule 2;

         "LISTED DATA CONTRACT" means a contract for the supply of Data Services between AT&T GME and a Listed Data Customer which is listed in the Appendix;

         "LISTED DATA CUSTOMER" means a customer of AT&T GME for Data Services as at the Completion Date as listed in the Appendix;

         "LISTED VOICE CONTRACT" means a contract for the provision of Voice Services between AT&T GME and a Listed Voice Customer which is listed in the Appendix;

         "LISTED VOICE CUSTOMER" means a customer of AT&T GME for Voice Services as at the Completion Date as listed in the Appendix;

         "MANAGEMENT ACCOUNTS" means the unaudited management accounts of the Company as at the Management Accounts Date contained in section I, file
         1.8.19 of the Data Room;

         "MANAGEMENT ACCOUNTS DATE" means 31st December 1999;

         "MATERIAL CONTRACT" means a contract, agreement or arrangement with a material customer or a material supplier;

         "MATERIAL CUSTOMER" means a customer identified in the disclosures against Warranty 10.3 as set out in the Disclosure Letter;

         "MATERIAL SUPPLIER" means a supplier identified in the disclosures against Warranty 10.3 as set out in the Disclosure Letter;

         "NEGOTIATING TEAMS" means, in the case of the Vendors, Richard Jephcott and Karen Clark, and in the case of the Purchaser, Mark Courtney and Stephen Grist;

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         "NEW RELIEF" means any Relief which arises:

         (a)      as a result of any Event occurring after Completion; or

         (b)      in respect of any period commencing on or after Completion;

         "NOMINATED ACCOUNT" means the Vendors' Solicitors' client account numbered 0660947 at Lloyds TSB Bank PLC (Colmore Row, Birmingham branch) - Sort Code 30-00-03;

         "PERSON"  means  any   individual,   partnership,   body  corporate  or
         unincorporated association;

         "PENSION PLANS" means all or any of:

         (a) the AT&T ISTEL Pension Plan established by a definitive deed and rules dated 31st March 1989 (the "MAIN PLAN");

         (b)      the AT&T ISTEL  Supplementary  Pension Plan  established  by a
                  definitive  deed  and  rules   dated  31st  March   1989  (the
                  "SUPPLEMENTARY PLAN"); and

         (c) the AT&T (UK) LTD Retirement Benefits Plan governed by a definitive deed and rules dated 13th November 1992 (the "UK PLAN");

         "PROPERTY" or "PROPERTIES" means freehold, leasehold or other immovable property in any part of the world;

         "PROPERTY OWNER" means, in relation to any Leasehold Property, the person referred to as the proprietor in Part A of Schedule 2;

         "PROPERTY SALE AGREEMENT" means an agreement for the sale of a portfolio of properties entered into on the date of this Agreement between (1) AT&T ISTEL and (2) the Company;

         "PURCHASE PRICE" means $125,000,000 plus or minus any payment pursuant to clause 3.3;

         "PURCHASER'S SOLICITORS" means Bird & Bird of 90 Fetter Lane, London EC4A 1JP;

         "RELATED COMPANY" in relation to any company means any subsidiary or holding company of that company or any subsidiary of any such holding company;

         "RELEVANT BREACH" means any event, condition, occurrence, fact, matter or circumstance which is inconsistent with, contrary to or otherwise a breach of any of the Warranties;

         "RELEVANT PERIOD" means:

         (a) in relation to corporation tax, any accounting period ended on or before Completion; and

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         (b)      in relation to any other Tax,  any period ended on or prior to
                  Completion in respect of which the Company is required to make a return or payment to a Tax Authority;

         "RELIEF" means any loss, relief, allowance, exemption, set-off, deduction, credit, right to payment or other relief available in relation to Tax or to the computation of income profits or gains for the purposes of Tax;

         "RELEVANT VOICE SERVICES" means in relation to any Listed Voice Customer, the provision to such customer in whatever manner through use of the AUCS Voice Platform of Voice Services which meet the same requirements of such customer, or are the same as or substantially similar to the Voice Services, as delivered to such customer under the relevant Listed Voice Contract or Contracts;

         "RELEVANT DATA SERVICES" means in relation to any Listed Data Customer, the provision to such customer in whatever manner through use of the AUCS Data Platform of Data Services which meet the same requirements of such customer, or are the same as or substantially similar to the Data Services, as delivered to such customer under the relevant Listed Data Contract or Contracts;

         "SERVICE PROVIDER AGREEMENTS" means the Service Provider Agreement - Voice - between the Company and AUCS dated 29/5/99 and the Service Provider Agreement - Data - between the Company and AUCS dated 29/5/99;

         "SHARES" means all of the issued and outstanding shares in the capital of the Company;

         "SECURITY INTEREST" means a mortgage, charge, pledge, lien, option, right of possession, right of pre-emption or other encumbrance or security interest of any kind but excluding:

         (a) any lien arising in the ordinary course of business to secure amounts which are not material;

         (b) any unpaid vendors' or suppliers' lien arising in the ordinary course of the Company's trading business to secure amounts due in respect of goods or services sold or supplied; and

         (c)      liens arising by operation of law, including a banker's lien;

         "SUBSIDIARY" means a subsidiary (as defined by sections 736 and 736A CA
         1985);

         "SUPPLEMENTAL   DATA  ROOM  INDEX"  means  the  index  of  supplemental
         documents contained in the Data Room in the agreed form;

         "THE SUPPLY AGREEMENT" means the agreement dated 27 October 1999 for the provision and use of certain software and systems owned by AT&T Corp after the Completion Date contained in section III, file 3.18 of the Supplementary Data Room Index;

         "TAX" means:

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         (a)      corporation   tax,   advance   corporation   tax,  income  tax
                  (including income tax or amounts equivalent to income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, inheritance tax, net worth, real or personal property taxes, stamp duty, reserve tax, capital stock, duties of customs and excise,
                  value   added  tax,   sales  taxes  and   national   insurance
                  contributions and any other taxes, levies, duties, charges, imposts or withholdings corresponding to, replaced by or replacing any of them whether of the United Kingdom or elsewhere, by a federal, state or local Tax Authority; and

         (b) all penalties, fines, charges, surcharges and interest in relation to taxation within paragraph (a) or to any failure to file any return required for the purpose of any of them;

         "TAX AUTHORITY" means the Inland Revenue, HM Customs & Excise, the Department of Social Security and any other governmental, statutory, state, provincial or local government authority, body or official (whether within or outside the United Kingdom) involved in the assessment, collection or administration of Tax;

         the "TAX  COVENANT"  means the  covenant  by the Vendors  contained  in
         Schedule 3;

         "TAX LEGISLATION" means any statute, enactment, law or regulation providing for the imposition of Tax;

         "TAX LIABILITY" means a liability to make an actual payment of Tax whether or not the Company shall or may have a right of recovery or reimbursement against any other Person (regardless of whether any such liability shall have been discharged in whole or in part on or before Completion, save to the extent that such discharge is taken into account in the Completion Date Accounts) and also:

         (1)      the loss,  of any Relief which would (were it not for the said loss) have been available to the Company and which has been taken into account in computing (and so reducing) any provision for deferred Tax which appears in the Completion Date Accounts (or which, but for the presumed availability of such Relief, would have appeared in the Completion Date Accounts);

         (2) the loss of a right to repayment of Tax which has been treated as an asset of the Company in preparing the Completion Date Accounts; and

                  any Reliefs and rights to repayment of Tax referred to in sub-paragraphs (1) or (2) shall be "ACCOUNTS RELIEF" for the purposes of this Agreement, and in any case falling within any of sub-paragraphs (1) or (2), the amount that is to be treated for the purposes of this deed as a Tax Liability of the Company (the "DEEMED TAX LIABILITY") shall be determined as follows:

         (a) in a case which falls within paragraph (2), the Deemed Tax Liability shall be the amount of the repayment that would have been obtained but for the loss mentioned in that sub-paragraph;

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         (b)      in a case which falls within  sub-paragraph  (1) and where the
                  Relief that was the subject of the loss mentioned in those sub-paragraphs was a deduction from or offset against Tax, the Deemed Tax Liability shall be the amount of that Relief; and

         (c) in a case which falls within sub-paragraph (1) and where the Relief that was the subject of the loss mentioned in those sub-paragraphs was a deduction from or offset against income, profits or gains, the Deemed Tax Liability shall be the amount of Tax which would, on the basis of the rates of Tax current at the date of the loss, have been saved but for the loss;

         "THE  TAX  WARRANTIES"  means  the  Warranties  contained  in Part B of
         Schedule 5;

         "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

         "TERRITORY" means the United Kingdom and Eire;

         "THIRD PARTY INTELLECTUAL PROPERTY" means the intellectual property licensed to the Company by third parties and used in the business of the Company general details of which are set out in the Disclosure Letter;

         "TRANSITIONAL SERVICES" means the provision and receipt of services to and from other AT&T Group companies and to and from AUCS and X-TANT on a temporary basis as set out in the Transitional Service Agreements;

         "TRANSITIONAL   SERVICES  AGREEMENTS"  means  the  agreements  for  the
         provision and receipt of Transitional Services, copies of which are contained at section XVII, file 17.2 of the Data Room Documents;

         "TRANSITIONAL SERVICES AMENDMENT AGREEMENTS" means the agreements to amend certain of the Transitional Services Agreements in the agreed forms;

         "US ACCOUNT" means the account of the Vendors numbered 910-2-763637 at Chase Manhattan Bank, New York, Swift Code - CHASUS 33;

         "VAT" means the tax imposed by VATA 1994;

         "VATA 1994" means the Value Added Tax Act 1994;

         "VENDORS' APPEAL" means any appeal, dispute, compromise or defence in relation to the Vendors' Conduct Matters;

         "VENDORS'   CONDUCT   MATTERS"  means  the   preparation,   submission,
         negotiation, correspondence and agreement of all matters relevant to the Tax position of the Company for a Relevant Period;

         "VENDORS' RELIEF" means any Relief which arises as a result of any event occurring in respect of a period ending on or before Completion;

         "VENDORS' SOLICITORS" means Wragge & Co of 55 Colmore Row, Birmingham B3 2AS;

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

         "VOICE SERVICES" means voice telecommunications services currently delivered by AUCS as described in the Appendix;

         "WARRANTIES" means the warranties  contained in clause 6.1 and Schedule
          5;

         "WORKING CAPITAL PAYMENT" means the sum to be paid by the Purchaser in accordance with clause 3.3;

         "WORKING CAPITAL VALUE" means the sum (positive or negative) as is calculated by deducting the current liabilities of the Company from its current assets (including cash in hand or at bank), such current assets and current liabilities being determined in accordance with UK GAAP and the accounting policies and principles set out in Part A of Schedule 9;

         "WORKING CAPITAL STATEMENT" means the statement to be prepared in accordance with clause 3 showing the calculation of the Working Capital Value as at the Completion Date;

         "YEAR 2000 COMPLIANT" means that any software or hardware will not be adversely affected by any changes to the date format caused by the advent of the year 2000 or any subsequent year and in particular:

         (a) no value for the current date will cause any interruption in the operation of any software or hardware;

         (b)      all  manipulations  of  time-related  data  will  produce  the desired results for all valid date values within the application domain of any software or hardware and in combination with other software or hardware products;

         (c) all date elements in interfaces and data storage within any software will permit the century to be specified without human intervention; and

         (d) where any date element is represented without a century, the correct century will be unambiguous for all manipulations involving that element;

         as further interpreted by the British Standard Institution's Year 2000 compliance rules and amplification notes as set out in document PD2000 1:1998;

1.2 a document expressed to be "IN THE AGREED FORM" means a document in a form which has been agreed by the parties contemporaneously with or before the execution of this Agreement and which has, for the purposes of identification, been initialled by them or on their behalf;

1.3 references to a clause or Schedule are to a clause of, or a Schedule to, this Agreement, references to this Agreement include its schedules and references in a Schedule or part of a Schedule to a paragraph are to a paragraph of that Schedule or that part of that Schedule;

1.4 references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

1.5 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

1.6 the contents table and the descriptive headings to clauses, schedules and paragraphs (and summaries in parentheses of the scope of any statutory provisions in the Tax Warranties) are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

1.7 the words and phrases "OTHER", "INCLUDING" and "IN PARTICULAR" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

1.8 a person is connected with another person if he is so connected within the meaning of section 839 ICTA 1988;

1.9 reference to an Event occurring on or before Completion shall be deemed to include:

         (a) any combination of two or more Events all of which shall have occurred on or before Completion;

         (b) any Event which is treated or deemed to occur on or before Completion for the purposes of any Tax;

1.10

         (a) "ENACTMENT" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation (as defined by section 21(1) Interpretation Act 1978) and any other subordinate legislation made before the date hereof under any such statute or statutory provision;

         (b) a reference to any enactment shall be construed as including a reference to:

                  (i) any enactment which that enactment has before the date hereof directly or indirectly replaced (whether with or without modification), and

                  (ii) that enactment as re-enacted, replaced or modified from time to time;

                           provided that this clause 1.10 shall not increase the liability of any party above that which exists as at Completion.

1.11 All agreements, obligations and liabilities on the part of the Vendors are joint and several and shall be construed accordingly.

1.12     In relation to a body corporate:

         (a) "GROUP" means that body corporate, its subsidiaries and holding company together with any subsidiaries of any such holding company;

         (b)      "GROUP COMPANY means a member of a Group.

2        SALE OF THE SHARES

2.1 The Vendors shall sell to the Purchaser and the Purchaser shall purchase the Shares from the Vendors.

2.2 The Vendors shall sell and transfer the Shares free from all claims, Security Interests (including for these purposes free from any of the items referred to in paragraph (a) - (c) in the definition of "SECURITY INTERESTS"), equities and other rights exercisable by third parties and with full title guarantee.

2.3 Title to, beneficial ownership of, and any risk attaching to the Shares shall pass on Completion and the Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at Completion (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion).

2.4 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

3        CONSIDERATION

3.1      The consideration for the Shares shall be:

         (a) the payment by the Purchaser to the Vendors of the Purchase Price in cash in accordance with the provisions of this clause 3 and clause 4.1(c);

         (b)      the undertaking of the Purchaser set out in clause 5.21 below.

3.2      On Completion, the Purchaser shall pay

         (a) to the US Account of ACSI on behalf of both Vendors, the sum of US$125,000,000 in respect of the Purchase Price;

         (b) to the US Account of ACSI on behalf of both Vendors, the sum of $7,763,921 on account of any Working Capital Payment; and

(c) the Escrow Amount into the Escrow Account, on account of the balance of any Working Capital Payment in excess of the amount referred to in (b) above.

3.3 Following the agreement or determination of the Working Capital Statement pursuant to clause 3.15:

         (a) if the Working Capital Value is less than $5,000,000, the Vendors shall pay to the Purchaser an amount equal to such shortfall;

         (b) if the Working Capital Value is more than $5,000,000, the Purchaser shall pay to the Vendors an amount equal to such excess;

(c) if the Working Capital Value is $5,000,000 then no further payment shall be due from the Purchaser to the Vendors or vice versa in respect of Working Capital Value.

3.4 If a payment is due from the Purchaser to the Vendors pursuant to clause 3.3(b):

         (a) which is equal to or more than the sum of the payment made pursuant to clause 3.2(b) and the Escrow Amount the Vendors shall be entitled to the Escrow Amount plus accrued interest and the balance due shall be paid by the Purchaser in accordance with clause 3.6;

         (b) which is less than the sum of the payment made pursuant clause 3.2(b) and the Escrow Amount, the Vendors shall be entitled to be paid that lesser amount from the Escrow Account plus accrued interest on that amount and the Purchaser shall be entitled to the balance of the Escrow Account including any accrued interest not paid to the Vendors.

3.5 If a payment is due from the Vendors to the Purchaser pursuant to clause 3.3(a) then the Purchaser shall be entitled to the whole of the Escrow Amount plus accrued interest and the balance due to the Purchaser shall be paid by the Vendors in accordance with clause 3.6.

3.6      In respect of any amount payable under clause 3.3 and subject to clause
         3.8 the Parties shall:

         (a) instruct the Vendors' Solicitors and the Purchaser's Solicitors within 7 business days to make any payments due from the Escrow Account pursuant to clause 3.4 or 3.5 in accordance with the Escrow Letter;

         (b)      pay any balance due in each case in  accordance  with  clauses
                  3.4 or 3.5 by electronic transfer:

                  (i) (where such sum is expressed to be payable to the Vendors) to the Nominated Account (and the Vendors' Solicitors are hereby authorised to receive it in such account);

                  (ii) (where such sum is expressed to be payable to the Purchaser) to such account as the Purchaser shall notify in writing.

3.7 Payment by the Purchaser to the US Account, the Nominated Account or the Escrow Account, or from the Escrow Account (as applicable), pursuant to clauses 3.2 or 3.6 shall constitute a good discharge to the Purchaser in respect of its obligations pursuant to clauses 3.2 and
         3.4. Payment by the Vendors to the account nominated in clause 3.6(b)(ii) shall constitute a good discharge to the Vendors in respect of the obligation set out in clause 3.5.

3.8 If on the due date of any payment to the Vendors pursuant to clause 3.4, the Purchaser has given written notice to the Vendors of one or more claims pursuant to the Warranties, the indemnities in clause 5 and/or the Tax Covenant, the Escrow Amount (or such part of it as equals the amount claimed by the Purchaser) shall be retained in the Escrow Account only until such claim or claims (and, for the avoidance of doubt, no other claim notified after such date) is agreed between the parties or is adjudicated by a court of competent jurisdiction at first instance.

3.9 As soon as practicable following Completion, and in any event not later than 40 Business Days after Completion, a draft of the Working Capital Statement shall be prepared by the Vendors in accordance with clause
         3.10 and delivered to the Purchaser. The Purchaser shall co-operate with the Vendors in the preparation of the draft Working Capital Statement by giving or procuring such access and providing such information and assistance as referred to in clause 3.16.

3.10 The draft Working Capital Statement shall be prepared in accordance with UK GAAP and the accounting policies and principles set out in Part A of Schedule 9 and in a format and on a basis consistent with the pro forma Working Capital Statement set out in Part B of Schedule 9;

3.11 As soon as practicable after delivery of the draft Working Capital Statement to the Purchaser in accordance with clause 3.9 and in any event within 40 Business Days after such delivery or such longer period as the parties may agree ("THE REVIEW PERIOD"), the Purchaser shall review the draft Working Capital Statement and endeavour to agree what adjustments (if any) need to be made to them in order for them to comply with clause 3.10.

3.12     If within the Review Period:

         (a) the Purchaser agrees that no adjustments need to be made to the draft Working Capital Statement; or

         (b) the parties agree on the adjustments to be made to the draft Working Capital Statement in order for them to comply as aforesaid,

         then the amount of the Working Capital Value specified in the draft Working Capital Statement (incorporating any adjustments mentioned in (b) above) shall be the Working Capital Statement and the amount of the Working Capital Value for all purposes of this Agreement and shall, in the absence of manifest error, be final and binding on the parties and shall not be subject to question on any ground whatsoever.

3.13     If the parties are unable to agree within the Review Period on:

         (a)      whether  adjustments  need to be made to the  Working  Capital
                  Statement;

         (b)      the adjustments to be made thereto; or

         (c)      the amount of the Working Capital Value,

         then such matter or matters (but no other matters) shall thereupon be referred to such firm of independent chartered accountants as the
         Vendors  and the  Purchaser  may  agree  within 10  business  days of a request by either of them to the other or, failing such agreement within such time, as the President for the time being of the Institute of Chartered Accountants in England and Wales may nominate on the application of the Vendors or the Purchaser ("THE INDEPENDENT ACCOUNTANTS") for determination as set out in clause 3.14.

3.14     Any determination by any Independent Accountants appointed under clause
         3.13 shall be on the following basis:

         (a) the Independent Accountants shall be instructed to notify the Vendors and the Purchaser of their determination of any such matter within 20 business days of such referral;

         (b) the Vendors and the Purchaser shall be entitled to make written submission(s) to the Independent Accountants, but subject thereto the Independent Accountants shall have power to determine the procedure to be followed in relation to their determination;

         (c) any submissions to and the determination of the Independent Accountants shall be in the English language and any oral hearings shall be conducted in English in London;

         (d) in making such submissions the Vendors and the Purchaser shall state their respective best estimates of monetary amounts of the matters referred for determination;

         (e) in making their determination the Independent Accountants shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall in the absence of manifest error be final and binding in all respects on the parties and shall not be subject to question on any ground whatsoever; and

         (f) the fees and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall direct or, in the absence of any such directions, by the Vendors and the Purchaser equally.

3.15 Following any agreement between the Vendors and the Purchaser under clause 3.12 or any determination by the Independent Accountants in accordance with clause 3.14, the parties shall jointly incorporate into and reflect in the draft Working Capital Statement the matters agreed between the Vendors and the Purchaser and/or determined by the Independent Accountants, together with any adjustments which may have been agreed between the parties and the Working Capital Value stated in the Working Capital Statement shall be the Working Capital Value for all purposes of this Agreement, shall in the absence of manifest and error be final and binding on the parties and shall not be subject to question on any ground whatsoever.

3.16     Until  the  Working  Capital   Statement  shall  have  been  agreed  or
         determined the Vendors and the Purchaser shall respectively:

         (a) give or procure that each other, their agents and the Independent Accountants are given access at all reasonable times to all relevant books and records which are in the possession or under the control of the Vendors, the Company or the Purchaser (as the case may be); and

         (b) generally provide each other, their agents and the Independent Accountants with such other information and assistance as they may reasonably require (including access to and assistance at reasonable times from personnel employed by the Vendors, the Company or the Purchaser, as the case may be), in relation to the review, agreement or determination of the Working Capital Statement and the Working Capital Value.

4        COMPLETION

4.1      Completion   shall  take  place  at  the  offices  of  the  Purchaser's
         Solicitors on the Completion Date and all (but not part only unless the parties shall so agree) of the following business shall be transacted:

         (a) the Vendors shall deliver to the Purchaser or, in the case of paragraphs (ii) and (iii) below, make available for collection by the Purchaser or its authorised representatives:

                  (i) transfers in respect of the Shares duly executed and completed in favour of the Purchaser or its nominee, together with the certificate or certificates therefore in the names of the transferors;

                  (ii) (as agents for the Company) all of the Company's statutory and minute books written up to date and its Common Seal, Certificate of Incorporation, any Certificate or Certificates of Incorporation on Change of Name and copies of its Memorandum and Articles of Association;

                  (iii) the deeds and documents of title to the Leasehold Properties; (iv) a letter from the Vendors and the Purchaser to the Vendors' Solicitors and the Purchaser's Solicitors in the agreed form duly executed by the Vendors and the Purchaser (being the Escrow Letter); (v) the Property Sale Agreement duly executed by AT&T ISTEL; (vi) the Transitional Services Amendment Agreements duly executed by the parties thereto;

         (b)      the Vendors shall:

                  (i) cause the transfers mentioned in clause 4.1(a)((i)) to be resolved to be registered by the Company (subject only to their being duly stamped);

                  (ii) cause the persons named in part A of Schedule 4 to be validly appointed as additional Directors and the person named in part B of Schedule 4 to be validly appointed as Secretary of the Company; and

                  (iii) on such appointments being made, cause the persons named in part C of Schedule 4 to cease to be Directors and the person named in part D of Schedule 4 to cease to be Secretary of the Company;

         (c)      the Purchaser shall pay:

                  (i) $125,000,000 (being the Purchase Price payable pursuant to clause 3.2(a)) and the sum of $7,763,921 on account of any Working Capital Payment payable pursuant to clause 3.2(b) by electronic funds transfer for value to the US Account; and

                  (ii) shall pay an amount equal to the Escrow Amount to the Escrow Account (and the Vendors' Solicitors and the Purchaser's Solicitors are hereby authorised to receive it in such account);

         (d)      the parties shall join in procuring that:

                  (i)      the  current  accounting   reference  period  of  the
                           Company shall be altered so as to end on the Completion Date;

                  (ii) an agreement for lease in the agreed form in respect of each of the Properties described in Part B of
                           Schedule 2 is entered into by the parties identified against each such property;

                  (iii) an agreement for lease in the agreed form in respect of the Property described in Part C of Schedule 2 is entered into by the parties identified against such property.

4.2 Neither the Purchaser nor the Vendors shall be obliged to complete this Agreement unless the Vendors comply or procure compliance with or, as the case may be, the Purchaser complies or procures compliance with, the requirements of clause 4.1.

4.3 Neither the Purchaser nor the Vendors shall be obliged to complete the sale and purchase of some but not all of the Shares.

5        UNDERTAKINGS AND OTHER MATTERS

5.1 The Vendors hereby declare that for so long as they remain the registered holders of any of the Shares after Completion they will:

         (a) hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser; and

         (b) deal with and dispose of the Shares and all such dividends, distributions and rights as are described in clause 5.1(a) only as the Purchaser may direct.

5.2 The provisions of Schedule 7 shall have effect in relation to pensions matters.

5.3      The Vendors shall procure that:

         (a) a resolution be passed at or before Completion changing the name of the Company to Viatel Holdings UK Limited;

         (b) the resolution referred to in clause 5.3(a) shall forthwith be submitted to the Registrar of Companies together with the appropriate fee as soon as reasonably practicable after Completion (and in any event within ten business days); and

         (c) promptly following receipt of the Change of Name Certificate from the Registrar of Companies, the same is delivered to the Purchaser.

5.4      Subject to clause 5.5, the Purchaser shall procure that:

         (a) as soon as reasonably practicable after Completion (and in any event within ten business days), the name or mark "AT&T" or the globe design and any combination thereof or any other name or marks owned by a member of the AT&T Group ("THE AT&T GROUP MARKS") and any names or marks likely to cause confusion with and/or which are phonetically similar to any of the AT&T Marks shall no longer be used by the Company or any related company as a corporate, business or trading name or logo except insofar as permitted under clause 5.4(b) in relation solely to the use of pre-existing documentation, signage, stocks, sales literature and promotional material; and

         (b) the Company shall as soon as practicable but not later than three months after Completion cease to use any documentation (including without limitation, letterhead, business cards and invoices), signage, stocks, sales literature and promotional material existing prior to the Completion Date which contain any of the AT&T Group Marks. Without limiting the foregoing the Company may for three months after Completion use labels, signs, stationery, brochures and other printed materials currently in the possession of the Company and use them in connection with the business of the Company provided that the Company uses all reasonable endeavours to cease any such use as expeditiously as possible and during such time clearly identify that the Vendors do not control, operate, conduct or are not otherwise associated or affiliated with the Company.

5.5 Without prejudice to clause 5.4 no rights or licences in any of the AT&T Group Marks are granted under this Agreement and nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise, any licence or rights in any of the AT&T Group Marks. The Purchaser agrees not to challenge the ownership by the Vendors or the relevant member of the AT&T Group of, or the validity of, the AT&T

         Group Marks. The Purchaser further agrees that it has not relied upon, nor have the Vendors made, any representations or warranties of any kind concerning the availability and/or use of the AT&T Group Marks under clause 5.4 and any such representations or warranties are hereby expressly disclaimed by the Vendors.

5.6 The provisions of Schedule 8 shall have effect in relation to the preparation of the 31/12/99 Accounts and the Completion Date Accounts.

5.7 The Vendors undertake with the Purchaser that they will not at any time after Completion (subject to clause 5.8) without the consent of the Company or the Purchaser use, whether on its own behalf or on behalf of any third party, or divulge to any third party, any of the Confidential Information.

5.8      The restrictions in clause 5.7 shall not apply:

         (a) in respect of any of the Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in clause 5.7; or

         (b) to either Vendor to the extent that it is required to disclose Confidential Information by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject provided that any information disclosed pursuant to this paragraph (b) shall be disclosed only after consultation with the Purchaser.

5.9 Following Completion the Purchaser agrees that it shall, for the periods set out below (and subject to clause 5.11), give or procure that the Vendors (including their employees, officers and advisers) are given access at all reasonable times on reasonable notice to all records, books, documents and title deeds held by the Company in respect of the carrying on of the business of the Company at all times prior to the Completion Date which are in the possession or under the control of the Company or the Purchaser and which are reasonably required by the Vendors or any other member of the AT&T Group, in either case for the carrying on of the business of or which otherwise relates to the business of any such Vendor or other member of the AT&T
         Group:

         (a) subject to (b) below, for a period of six years following the Completion Date;

         (b) for such longer period as may reasonably be required by the Vendors to the extent necessary to comply with any legal obligations (including without limitation, the requirement to produce accounts and tax returns), at any time after the Completion Date provided that the Vendors give written notice prior to expiry of the period referred to in (a) giving specific details of such records, books, documents and title deeds required by them.

5.10 The Vendors undertake to procure that all records, books, documents and title deeds used exclusively by the Company shall be under the control of the Company at Completion and shall be returned to the Company's principal place of business within six months from the Completion Date. Following Completion, the Vendors shall, for the periods set out below and subject to clause 5.11, provide or procure the provision to the Purchaser, its related companies and their officers, agents, directors and employees, upon reasonable notice, reasonable access to and copies of any other records, books, documents and title deeds in the possession or under the control of the Vendors or their related companies insofar as the same are reasonably required for the carrying on of the business of or which otherwise relates to the business of the
         Company:

         (a) subject to (b) below, for a period of six years following the Completion Date;

         (b) for such longer period as may reasonably be required by the Purchaser to the extent necessary to comply with any legal obligations (including without limitation, the requirement to produce accounts and tax returns), at any time after the Completion Date provided that the Purchaser gives written notice prior to expiry of the period referred to in (a) giving specific details of such records, books, documents and title deeds required by it.

5.11 The parties undertake with each other that in respect of any information comprised in records, books, documents and title deeds or otherwise ("DISCLOSED INFORMATION" for the purposes of this clause 5.11) to which access is given under clauses 5.9 or 5.10 they shall not, without the consent of the party disclosing the Disclosed Information (such consent not to be unreasonably withheld):

         (a) use the Disclosed Information for any other purpose than the purpose for which such access was given; or

         (b)      disclose the Disclosed Information to any third party save:

                  (i) to a member of the same Group and, in such case, the party receiving such Disclosed Information shall procure that the other members of its Group shall observe the terms of this clause 5.11;

                  (ii) where disclosure is implicit in the purpose for which such access was given;

                  (iii) that the restrictions in clause 5.11 shall not apply in the same circumstances as specified in clause 5.8 as if the same were set out here in full in relation to the Disclosed Information.

5.12 The Vendors agree and undertake that (in the absence of fraud) they have no rights against and shall not make any claim against the Company or any employee, director, agent, officer or adviser of the Company in respect of any misrepresentation in or omission from any information or advice supplied or given by any such person and on which they have relied in agreeing the Warranties, preparing the Disclosure Letter or entering into this Agreement or any agreement referred to in it.

5.13 Without prejudice to any restriction or limitation on the extent of any party's obligations under this Agreement, each of the parties shall (at its own cost) from time to time, so far as each is reasonably able, do or procure the doing of all such reasonable acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the party concerned as they may reasonably consider necessary to transfer the Shares to the Purchaser or otherwise to give any party the full benefit of this Agreement.

5.14 The Vendors agree that payment of any bonuses payable to employees of the Company in connection with the sale of the Company (being sums payable to Senior Management in accordance with the relevant bonus schemes identified in Supplemental Data Room section III, files 3.9 and 3.10) will be for the Vendors' account and they shall indemnify the Purchaser (for itself and as trustee for the Company and each of its other related companies) against the payment of such bonuses and all related costs and liabilities (including, without limit employer's national insurance). Subject to the Vendors placing the Company in funds (including, without limitation, National Insurance) in advance of the due date for payment of such bonuses, the Purchaser agrees that it shall procure that the Company pays such sums on the Vendors' behalf.

5.15

         (a) The Vendors shall at their sole cost and expense procure that the Company is entitled to continue using (excluding all support and maintenance and renewal fees which shall be the ongoing responsibility of the Company) the Third Party Intellectual Property insofar as such Third Party Intellectual Property is currently licensed to the Company.

         (b) The Vendors shall procure that neither they nor any of their related companies shall require the Purchaser, the Company or any of their related companies to pay any royalty or other payment to any of them after Completion for the licensing of any Intellectual Property owned by the AT&T Group which has been used by the Company prior to Completion, save for those charges expressly set out in the Supply Agreement.

         (c) The Vendors covenant not to sue the Company for infringement of any AT&T Patent used by the Company immediately prior to the Completion Date insofar as the said AT&T Patent is necessarily and unavoidably infringed by the Company in the provisioning of services of a type offered by the Company in the Territory at the Completion Date.

         (d) Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any licence of or under any AT&T Patent. The Vendors disclaim any liability of any kind concerning the availability and use of any AT&T Patent by the Company after the Completion Date.

         (e) All AT&T Group Proprietary Information shall remain the exclusive property of the AT&T Group and the Purchaser shall procure that the Company shall:

                  (i) use the AT&T Group Proprietary Information only to the extent necessary for the purpose of conducting business of a type undertaken by the Company prior to the Completion Date;

                  (ii) restrict disclosure of AT&T Group Proprietary Information to its employees with a need to know (and obligate such employees to conduct themselves in accordance with the obligations assumed herein);

                  (iii) not disclose AT&T Group Proprietary Information to any third party without the prior written approval of the Vendors (which shall not be unreasonably withheld or delayed) except that the Company may disclose AT&T Group Proprietary Information to third parties without prior written approval if, and only to the extent that, such disclosure is consistent with the conduct of the business of the Company of a type undertaken at the Completion Date and such third party is obligated so as to maintain the confidentiality of such AT&T Group Proprietary Information.

5.16 Subject to any express provision to the contrary, any claim under this Agreement shall be paid in pounds sterling.

5.17 The Purchaser covenants that, at any time and from time to time on or after Completion, it will use all reasonable endeavours (without incurring any additional financial liability on its part) in order to effect the release and discharge in full of any Assurance given by the Vendors or any of their related companies to any person in respect of any obligation or liability of the Company. Pending such release and discharge, the Purchaser hereby agrees with the Vendors (on behalf of themselves and their related companies) that it will indemnify the Vendors and their related companies against all liabilities incurred pursuant to any such Assurance arising after the Completion Date.

5.18 The Vendors covenant that, at any time and from time to time on or after Completion, they will execute and deliver all such instruments of assumption and acknowledgements or take such other action as the Purchaser may reasonably request (which shall not include the repayment or settlement of any primary obligation before its due date for repayment or settlement in order to effect the release and discharge in full of any Assurance given by the Company to any person in respect of any obligation or liability of either of the Vendors or any of their related companies and shall procure the assumption of, and the substitution of one of the Vendors or an appropriate related company of the Vendors as the primary obligor in respect of, each such Assurance on a non-recourse basis to the Purchaser or any of its related companies. Pending such release and discharge, the Vendors hereby agree with the Purchaser (on behalf of itself and its related companies) that it will assume and pay and discharge when due, and indemnify the Purchaser and its related companies against, all such Assurances;

5.19

         (a) The Purchaser acknowledges and agrees that upon Completion all insurance cover provided in relation to the business of the Company pursuant to policies maintained by the Vendors and their related companies shall cease and that no further liability shall arise under such policies but (subject to the terms of any relevant policy) without prejudice to (i) any accrued claims which the Company may have at Completion and
                  (ii) any claims which the Company may have under an occurrence based policy which that policy covers in respect of events or circumstances arising prior to Completion (together, "INSURANCE CLAIMS").

         (b) The Vendors shall and shall procure that each of their related companies shall take all action and give all assistance as the Purchaser may reasonably request in respect of any Insurance Claims and shall promptly pay any sums received in respect of any Insurance Claims to the Purchaser or, as it directs, to the Company or to any of its related companies. Where the Company has direct rights in respect of any Insurance Claim, it shall take the lead role in prosecuting that claim.

         (c) The Vendors shall not and shall procure that each of their related companies shall not waive any rights under the insurance policies which provide cover for the Insurance Claims.

5.20 As from the Completion Date all rights for the Company to order or procure goods or services under the Global Contracts shall cease forthwith.

5.21 As consideration for the Vendors agreeing to enter into this Agreement and to sell the Shares to the Purchaser, the Purchaser hereby undertakes to each of the Vendors (for themselves and also as trustees for every member of the AT&T Group from time to time) that the Purchaser shall procure that the Company shall not directly or indirectly compete with any member of the AT&T Group in the provision of Voice Services or Data Services to Listed Voice Customers or Listed Data Customers or solicit or entice away any such customers by (in respect of any of the foregoing) offering or providing Relevant Voice Services or Relevant Data Services or through use of the Confidential AUCS Information (as defined in clause 5.23) contrary to the provisions of clause 5.23. This restriction shall apply until the termination in whatever manner of the relevant Listed Voice Contract or Listed Data Contract, or in the case of Listed Voice Customers 31st December 2000, and in the case of Listed Data Customers, 31st December 2001, whichever is the earlier. For the avoidance of doubt:

         (a) where used in this clause 5.21 "termination" shall occur at the point in time at which a Listed Data Contract or a Listed Voice Contract shall come to an end either by expiration of its fixed term or, where the relevant contract continues until due notice to terminate has been given in accordance with its terms by one party to the other or others, the date of expiry of such notice;

         (b) this clause 5.21 shall not operate so as to prevent the Company from:

                  (i) using any assets owned by it in the United Kingdom itself to provide or deliver Voice Services or Data Services to Listed Voice Customers or Listed Data Customers unless it does so directly or indirectly in conjunction with AUCS and/or AUCS Voice Platform or the AUCS Data Platform (as the case may be)

                  (ii) offering Voice Services or Data Services to Listed Voice Customers or Listed Data Customers where those services are to be delivered other than by AUCS or any third party through the use of the AUCS Voice Platform or the AUCS Data Platform

5.22 For the purposes of clause 5.21, the expression "SOLICIT" shall be deemed to include (without limitation) any person referred to as being bound by the covenant in clause 5.23 using information about customers which it may obtain through providing the Voice Services or Data Services, or approaching such customers (whether or not requested by customers to do so) without the prior knowledge of a member of the AT&T Group.

5.23 The Purchaser shall not (and shall procure that the Company and the members of its Group from time to time shall not) disclose to any third party any information whatsoever concerning Listed Data Customers, Listed Data Contracts, Listed Voice Customers, Listed Voice Contracts ("CONFIDENTIAL AUCS INFORMATION") and shall use their best endeavours to put in place as soon as possible such security measures as may be necessary to prevent such disclosure or otherwise allow access to the same.

5.24 The restriction in clause 5.23 shall not apply to Confidential AUCS Information which:

         (a) is required for the efficient delivery by AT&T or members of the AT&T Group of Voice Services and/or Data Services to Listed Voice Customers or Listed Data Customers pursuant to the Listed Voice Contracts or Listed Data Contracts; or

         (b) has become generally available to the public without breach of the provisions of clause 5.23 by the receiving party; or

         (c)      with the prior written  consent of a member of the AT&T Group;
                  or

         (d) is legally in the possession of the Purchaser or any member of its Group prior to the date of this Agreement (without breach of confidentiality), as evidenced by its own written records, but excluding information disclosed by the Vendors pursuant to the Confidentiality Agreement between the Purchaser and J P Morgan Securities Limited dated 25 May 1999.

5.25 Where disclosure of Confidential AUCS Information is permitted, it shall be disseminated only to those of the receiving party's employees who have a genuine need to know the same and subject to the condition that such employees are advised of the obligations of confidentiality assumed by the Purchaser under this Agreement.

5.26 The Vendors are prepared to finance and shall reimburse the Purchaser for outplacement counselling up to a maximum total cost of (pound)150,000 (plus VAT) within 10 Business Days of receipt by the

         Vendors of a valid VAT invoice from the relevant provider for any Employees who are made redundant by the Purchaser at any time following Completion and before 31st December 2000. The Purchaser shall keep the Vendors informed of any proposals or consultations proposed in relation to such redundancies and shall only seek reimbursement of the cost of such outplacement and counselling to the extent reasonable and appropriate to the seniority of the relevant Employees and consistent with the practices of the AT&T Group in the United Kingdom prior to the Completion Date. The Vendors shall provide to the Purchaser, on request, the names of any relevant person employed by the AT&T Group in the United Kingdom who the Vendors reasonably believe may wish to employ any Employee made or proposed to be made redundant by the Purchaser in the period to 31 December 2000.

5.27 The Vendors and the Purchaser shall cooperate after Completion to procure that the benefit of the Company's existing arrangements with American Express for the provision of credit cards to selected
         Employees ("AMEX Arrangements") are continued for at least 90 days after Completion and cooperate to ensure that, as soon as possible after Completion, the relevant contracts which constitute the AMEX Arrangements are terminated or novated to the Purchaser or its nominee as appropriate. Pending such novation or the cancellation of the AMEX Arrangements, the Purchaser shall indemnify the Vendors and any other members of the AT&T Group against any liabilities, costs, claims or damages which such entities may incur by reason of the continuation of AMEX Arrangements. For the avoidance of doubt, any continued support by the Vendors or the AT&T Group of the AMEX Arrangements after Completion shall be considered Assurances for the purpose of clause 5.17.

5.28 From the date of Completion to 31st December 2000, the Vendors and members of the AT&T Group may enter 3 year contracts to purchase from time to time from any member of the Guarantor's Group telecommunications lit fibre on any portion of the Guarantor's European Circe Network then in commercial operation, in accordance with that Group member's then current terms and conditions for supply of such fibre, for their own use in the conduct of their business and not for resale, sub-lease, sub-licence or transfer whatsoever to any other entity provided, however, that they may transfer such fibre to any company within the AT&T Group. The price for such fibre shall be equivalent to 90% of the "Average Market Price". For the purposes of this Agreement, "Average Market Price" shall mean the average publicly quoted price being charged for substantially equivalent fibre by the following companies: MCI Worldcom, Inc., KPN Qwest B.V., COLT Telecom Group Plc and Global Telesystems Group, Inc. at the date of purchase of such fibre. Such price shall be calculated in GBP by the Purchaser at the date of purchase of such fibre using, if required, the Financial Times spot currency exchange rates.

5.29     In  connection  with  ancillary   transitional   support  matters,  the
         provisions of schedule 10 shall apply.

5.30 The Vendors shall indemnify the Purchaser (for itself and on trust for the Company) against any loss, cost, expense or liability suffered or incurred by the Company arising from or in connection with:

         (a) the termination of an agreement dated 23 November 1998 between Cable & Wireless Communications Services Limited and the Company relating to International Facilities Access;

         (b) the sale of equipment pursuant to an agreement dated 11 December 1998 between X-TANT Limited AT&T ISTEL, NTL Inc and the Company;

         (c) the termination on or before Completion of any agreement pursuant to or in contemplation of the Carve Out Agreements or pursuant to or in contemplation of the transfer by the Company to AT&T GME of any business or asset to AT&T GME (to the extent that the Company is not indemnified by AT&T GME in respect thereof).

5.31      (a)     The Vendors  shall,  on demand,  reimburse the Company for the rental costs  payable by it pursuant to the lease of 33 Acacia
                  Road  identified  in  Section  16  of  Part  A of  Schedule  2
                  ("LEASE")for the remainder of the current term of the Lease to 23 August 2000.

         (b) On or before the third business day prior to the date on which notice of renewal is due in respect of the Lease:

                  (i) the Vendors shall place the Company in funds in an amount of (pound)152,239.15 together with an amount equal to employer's national insurance in respect of such amount (ie. grossed-up); and

                  (ii) the Purchaser shall place the Company in funds in an amount of (pound)38,059.79 together with an amount equal to employer's national insurance in respect of such amount (ie. grossed-up); and

                  (iii) subject to receipt of the amounts referred to in (i) and (ii), the Purchaser shall procure that the Company pays such amounts (net of tax and employer's national insurance) to David Robertson provided that David Robertson is still an employee of the Company at that time.

5.32 It is acknowledged that legal title to the leases of certain access circuits ("ACCESS CIRCUITS") which were used in connection with the BCSE business (which was sold by AT&T ISTEL to the Company on 1 January
         1998) remain vested in AT&T ISTEL although beneficial ownership of them was passed to the Company at the time of sale of the business. Accordingly the parties shall use their respective reasonable endeavours to transfer the leases of the Access Circuits and the Purchaser shall indemnify the Vendors (as trustees for AT&T ISTEL) against all costs, expenses, liabilities or charges arising under them.

5.33 The Vendors will use reasonable endeavours to procure that Concert Communications Limited ("CONCERT") enters into a new contract with the Company for the provision by the Company to it of FCS and ATM services to commence upon the expiry of the current contract for such services between the Company and AT&T GME at the end of March 2000. The Vendors shall furthermore use reasonable endeavours to procure that any such negotiations are undertaken in good faith with pricing levels being dependant upon contract length and service level commitments and in the event that a migration plan onto a Concert service is proposed then the Vendors shall use reasonable endeavours to procure that Concert is responsible for any applicable cancellation costs incurred by the Company arising directly from that migration plan.

5.34 The Vendors will use reasonable endeavours procure that the current Data Connect Agreement between AT&T Corp. and the Company is varied with effect from Completion to permit the following data access through the applicable firewall namely:

         (a)      GBP Data;

         (b)      GSMS access for support;

         (c)      customer database access;

         (d)      BASE access; and

         (e) e-mail connectivity (for 90 days) or such longer period as the parties shall agree in accordance with clause 5.36.

5.35     The  Vendors  will  use  reasonable   endeavours  to  procure  that  an
         appropriate contractual arrangement is put in place as soon as practicable after Completion between the Company and X-TANT Limited in relation to (1) accessing the RACAL ISDN DAPS (a switching device) on node sites and/or customer sites by use of the X-TANT X.25 Network and
         (2) CMS 400 management system access.

5.36 The Purchaser shall be entitled to use the att.com domain name suffix for up to 90 days from Completion. In the event that the Purchaser notifies the Vendors not later than 75 days from Completion that the Company may be unable to transition to an alternative domain name system within 90 days of Completion then the Vendors will use reasonable endeavours to assist the Company in attempting to obtain an extension of the timeframe for cessation of use of the att.com domain name suffix.

5.37 The Vendors will indemnify the Purchaser (for itself and on trust for the Company) against:

         (a) any claims brought against the Company which relate to the travel and low speed data network business sold by the Company (and AT&T ISTEL) to X-TANT Limited except insofar as (unless within subclause (b) below) such claims relate to the activities of the Company in relation to the period after the sale of such business; and

         (b)      any claims  brought  against the Company which relate to those
                  activities   comprised   within   the   agreements   for   the
                  reorganisation of Transitional Services between:

                  (i)      AT&T GME and X-TANT Limited dated September 1999; and

                  (ii)     AT&T ISTEL and X-TANT Limited dated September 1999;

                  in relation to the period from 11 December 1998 (being the date of sale of the said business to X-TANT) to date.

5.38 It is acknowledged by the Company and the Vendors (on behalf of the AT&T Group) that each control Indefeasible Rights of Use ("IRUS") in Transatlantic Voice Traffic half channels which connect with IRUs of the other party. It is further acknowledged that if either party ceases to operate a half channel connected to the other party then the remaining party may have a stranded asset, namely an IRU half channel that would incur operating costs with no revenues. In order to avoid such an occurrence the Vendors and the Purchaser shall negotiate in good faith in order to endeavour that neither party has stranded assets comprising unusable IRU half channels and in this regard it is agreed by the parties that they will engage in meaningful discussions with a view to resolving any such potential issues within 90 days of Completion with a final date for resolution (ie. that no IRU or half channels remain or are stranded assets) of such potential issues by 30 September 2000. Such discussions will at all times be conducted on behalf each party by persons who are appropriately empowered to make decisions with a view to resolving potential issues.

5.39 The Vendors will indemnify the Purchaser (for itself and in trust for the Company) against any claim that the Company was not entitled to licence the MAXM software to AUCS such indemnity being limited in aggregate to the sum of (pound)135,000. This indemnity shall only apply insofar as such claims for infringement are brought against the Company by 31 December 2001.

5.40 The Vendors will indemnify the Purchaser (for itself and in trust for the Company) against costs incurred by the Purchaser or the Company up to the aggregate sum of $1 million relating directly to the necessity to replace the whole roof membrane of Quadrant House insofar as such replacement arises from the diesel oil spillage which occurred in 1998. Such indemnification by the Vendors is subject to:

         (a) the Company not having the right to claim under any applicable insurance policy; and

         (b) the Vendors at all times being consulted in relation to the conduct of claims in relation to the loss.

         This indemnity shall cease to apply insofar as the Company fails to undertake normal maintenance of the roof (to the extent that the Company is legally responsible for such maintenance) or the Company or the Purchaser fail to act in good faith in respect of such matters.

5.41 The Vendors will indemnify the Purchaser against the amount of any licence or licence transfer fee in excess of $150,000 payable to
         Saville by the Company in consideration of their granting a non-exclusive non-transferable licence in favour of the Company as a non AT&T Group entity post Completion in relation to the period up to 31 December 2000. Support charges payable to Saville by the Company are outside the ambit of this indemnity.

5.42 The Vendors shall indemnify the Purchaser (for itself and in trust for the Company) against all cost, expense or liability (excluding loss of profit) suffered or incurred by the Company arising from the relocation of any telecommunications switches or other telecommunications equipment situated in Summit House, 70 Wilson Street and 50 Worship Street, London if such relocation is required as a result of any enforcement action taken or formally threatened by a planning or other competent body or authority. The maximum aggregate liability of the Vendors pursuant to this clause 5.41 shall be $100,000.

         PRIVATE TRANSIT AGREEMENT OPTION

5.43 The Guarantor shall be granted an option ("OPTION"), which shall be assignable to any of its subsidiaries, to enter into a Private Transit Agreement ("PTA") with AT&T Internet Services ("AT&T Internet").

5.44     The key terms of this PTA shall be as follows:

         (a) the Guarantor and/or one of its subsidiaries will enter into the PTA for a 60 month "Initial Term" for a minimum of one OC3 at one access point to AT&T's network.

         (b) the Guarantor and/or its subsidiaries will enjoy the Best Price available from AT&T Internet upon entering into the PTA (currently calculated to be $55k per month for the OC3 access speed).

         (c) during the Initial Term, whenever the Guarantor wishes to upgrade from its OC3 access to a higher speed OC(X) port it can do so and then enjoy the Best Price available from AT&T Internet at the time of the upgrade.

         (d) AT&T Internet shall act in good faith in determining the "Best Price". "Best Price" shall be obtained by:

                  (i) AT&T Internet applying the pricing methodology which is consistent with that used by AT&T Internet to arrive at the initial OC3 price (currently $55k per month); and

                  (ii) AT&T Internet applying the lowest port price given in an agreement to any of AT&T Internet's customers who have ordered substantially the same MIS port bandwidth as the Guarantor and who have ordered this bandwidth for the same or similar initial service period,

         (e) new MIS access ports or upgrades which the Guarantor and/or its subsidiaries order during the Initial Term will also be offered to the Guarantor and/or its subsidiaries at the Best Price (as defined in 3 above),

         (f) the Guarantor has the right to request a price review at the 13th, 25th, 37th and 49th months (each, a "Review Month") of the 60 month term of the PTA. Only MIS ports or upgrades which have been in service for at least twelve months at the Review Month will be capable of being reviewed,

         (g)      modified   prices   offered  to  the   Guarantor   and/or  its
                  subsidiaries at a Review Month shall be at the Best Price (as defined in 3 above),

         (h) should AT&T Internet not be able to reduce port charges in a review in (f) above, the Guarantor shall have the right to terminate the PTA in relation to the specific port which cannot be reduced in price.

5.45 The Guarantor may at anytime during the 60 day period following execution of this Agreement require the Vendors to use reasonable endeavours to procure that the Guarantor may sign an Option with AT&T Internet which incorporates the provisions contained in clauses 5.43 and 5.44 and the terms and conditions as attached as Appendix B.

         BT POOLING

5.46     (a)      The  provisions  of this  clause 5.46 relate to the BT digital pooling  arrangements  between  British Telecom plc ("BT") and
                  the   Company   (DatRoom   section   VIII,   file  8.5.10  and
                  Supplemental   Data  Room  file  3.19)  ("BT  DIGITAL  POOLING
                  ARRANGEMENTS") under which the Company has certain minimum purchase obligations which are as follows:

                  (i) for 2000 and 2001, a requirement to reach 2,250 pooled circuits with a one off penalty of(pound)1,300 per circuit not purchased payable on 31.12.01;

                  (ii) for 2000 through to 2003, a minimum of 1,650 circuits with a penalty of (pound)835 per circuit not purchased payable per quarter up to 31st December 2003.

         (b) Subject to the following provisions of this clause 5.46, the Vendors will indemnify the Purchaser (for itself and as trustee for the Company) in a sum equal to all penalties that are payable in respect of any shortfall in circuits under the minimum purchase obligations incurred at any time after 1st January 2000.

         (c) The obligation of the Vendors under clause 5.46(b) above is strictly subject to the following:

                  (i) the Company not being permitted to purchase circuits from another circuit provider except in circumstances where the circuits provided under the BT digital pooling arrangements do not have the appropriate technical characteristics for the specific purpose;

                  (ii)     the Company and the Purchaser using their  respective
                           reasonable   endeavours  to  maximise  their  use  of
                           circuits under the BT digital pooling arrangements;

                  (iii) compliance by the Company and the Vendors with their obligations under clause 5.46(d)(i).

                  (iv) the Purchaser and the Company each keeping the Vendors informed of all material correspondence under the BT digital pooling arrangements.

         (d)      (i)      Each of the  Purchaser,  the  Company and the Vendors
                           shall use all reasonable  endeavours to work together
                           to mitigate the overall potential liability under the
                           BT  digital  pooling   arrangements   and  engage  in
                           discussions with BT to renegotiate the BT digital pooling arrangements in such a way as to reduce both the minimum purchase obligation and the amount of the penalties payable.

                  (ii)     If  the  Vendors  so  elect,  the  Vendors  shall  be
                           entitled to take on a leading role in all discussions, negotiations or correspondence with BT in relation to the BT digital pooling arrangements, provided that they consult with the Company on a regular basis and keep it informed of all material developments in such discussions, negotiations or correspondence and allow a representative of the Purchaser to be present.

                  (iii) The Purchaser and the Company shall allow the Vendors reasonable access to key personnel of the Company for the purpose of giving effect to the provisions of this clause 5.46.

         (e) The Vendors shall have no liability in respect of any claim under clause 5.46(b) unless that claim when aggregated with all other claims for any calendar year exceeds the sum of (pound)75,000 (in which case the Vendors shall be liable for the full amount of such claims).

         (f) The total liability of the Vendors under clause 5.46(b) shall not exceed(pound)6,200,000.

         (g) No claim shall be brought under clause 5.46(b) unless notice in writing specifying the penalties payable has been given to each of the Vendors by 31st March 2004 and any such claim that may have been made by such date shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiration of 12 months after the date it was made unless court proceedings in respect of it shall then have been commenced against the Vendors.

         (h) The provisions of this clause 5.46 shall apply only to the BT digital pooling arrangements and not to any new or replacement arrangements whether with BT or any other party.

         (i) The Vendors shall have no liability under this clause 5.46 to the extent that such liability relates to any variation, modification, alteration or amendment to the BT digital pooling arrangements made without the prior written consent of the Vendors.

         (j) No claim shall be made and the Vendors shall have no liability under the Warranties in respect of any penalty paid or payable under the BT digital pooling agreement.

         NTL

5.47     (a)      The  provisions  of this  clause  5.47  relate  to a  contract between the Company and NTL for the purchase by the Company of
                  E1  circuits  (Data  Room  section  VIII,  file  8.5.6)  ("NTL
                  CONTRACT")   under  which  the  Company  may  face   penalties
                  ("PENALTIES") if certain minimum purchase obligations are not met by stated dates.

         (b) Subject to the following provisions of this clause 5.47, the Vendors will indemnify the Purchaser (for itself and as trustee for the Company) in a sum equal to all Penalties that are payable.

         (c) The obligation of the Vendors under clause 5.47(b) above is strictly subject to the following:

                  (i) compliance by the Company and the Vendors with their obligations under clause 5.47(d);

                  (ii) the Purchaser each keeping the Vendors informed of all material correspondence under the NTL Contract.

         (d) Each of the Purchaser, the Company and the Vendors shall use all reasonable endeavours to work together to mitigate the overall potential liability.

         (e) The total liability of the Vendors under this clause 5.47(b) shall not exceed(pound)700,000.

         (f) No claim shall be brought under clause 5.47(b) unless notice in writing specifying the Penalties payable has been given to each of the Vendors by 31 December 2000 and any such claim that may have been made by such date shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiration of 6 months after the date it was made unless court proceedings in respect of it shall then have been commenced against the Vendors.

         (g) The provisions of this clause 5.47 shall apply only to the NTL Contract and not to any new or replacement arrangements whether with NTL or any other party.

         (h) The Vendors shall have no liability under this clause to the extent that such liability relates to any variation, modification, alteration or amendment to the NTL Contract made without the prior written consent of the Vendors.

         (i) No claim shall be made and the Vendors shall have no liability under the Warranties in respect of any penalty paid or payable under the NTL Contract.

5.48 The Purchaser agrees that the provisions for the protection of the Vendors set out in paragraphs 1.1, 4.1, 5, 9 and 10 shall apply mutatis mutandis to any claim for indemnity pursuant to clauses 5.37, 5.39, 5.40, 5.41, 5.42, 5.46 and 5.47.

6        WARRANTIES

6.1 Subject always to the provisions of Schedule 6, in consideration of the Purchaser entering into this Agreement:

         (a) the Vendors warrant to the Purchaser (subject to clause 6.2) that the Statement set out in Schedule 5 are true and accurate; and

         (b) where any statement in Schedule 5 is qualified as being made "so far as the Vendors are aware" or "to the best of the knowledge, information and belief of the Vendors" or any similar expression, such statement shall be deemed to have been made by the Vendors after reasonable enquiry in relation to the matters in question by the Vendors of James Allan Macfarlane (Commercial Director), Mark Madden (Sales & Marketing Director), Julie Partridge (Human Resources), Roger Paul (Network), Robin Anthony (Finance Manager), David Bonner (IT Director) and David Robertson (Managing Director).

6.2

         (a) the Warranties are qualified (unless there is a specific acknowledgment in the Disclosure Letter from the Vendors that they are not so qualified) to the extent, but only to the extent, of those matters fairly disclosed in the Disclosure Letter and for this purpose "FAIRLY DISCLOSED" means disclosed in such manner and in such detail as to enable a reasonable purchaser to make an informed and reasonably accurate assessment of the matter concerned.

         (b)      each of the paragraphs in Schedule 5:

                  (i) shall be construed as a separate and independent representation and/or warranty; and

                  (ii) save as expressly otherwise provided in this Agreement, shall not be limited by reference to any other paragraph in Schedule 5 or by any other provision of this Agreement, and the Purchaser shall have a separate claim and right of action in respect of every Relevant Breach of each such representation or warranty.

6.3 All claims by the Purchaser for damages or compensation in respect of any Relevant Breach shall be subject to the provisions for the protection of the Vendors in Schedule 6 unless specifically provided otherwise or if there shall have been fraud on the part of the Vendors or if the Vendors shall have deliberately concealed from the Purchaser facts known to them which a purchaser of the Company would reasonably expect to be told for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of that entity and of the rights attaching to the Shares.

6.4 The Warranties shall not in any respect be extinguished or affected by Completion.

6.5 The Vendors accept that the Purchaser is entering into this Agreement in reliance upon each of the Warranties.

6.6      The Purchaser warrants to the Vendors that:

         (a) the Purchaser has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consent, licences, waivers or exemptions required to empower it to enter into and to perform its obligations under this Agreement and each document to be executed by it at or before Completion;

         (b) the Purchaser's obligations under this Agreement and each document to be executed at or before Completion are, or when the relevant document is executed, will be enforceable in accordance with their terms;

         (c)      the Purchaser is a limited company  incorporated under English
                  law  and  has  been  in   continuous   existence   since   its
                  incorporation.

7        TAX COVENANT

7.1 The Vendors hereby covenant with the Purchaser in the terms of the Tax Covenant, the provisions of which shall take effect from Completion.

8        ANNOUNCEMENTS

8.1 Subject to clause 8.2, save as and to the extent expressly required by law or any securities exchange or regulatory or governmental body to which either of the parties is subject, all announcements or circulars by, of or on behalf of either of the parties hereto and relating to the sale and purchase hereunder shall be in terms to be approved in writing by the parties in advance of issue.

8.2 To the extent that any announcement or circular is required by law or any securities exchange or regulatory or governmental body ("A RELEVANT REQUIREMENT") to be made by either of the parties, the party which is required to make such announcement shall:

         (a) notify the other party of such relevant requirement as soon as is reasonably practicable and in any event prior to making such announcement or circular;

         (b)      consult   with  the  other  party  over  the  content  of  the
                  announcement or circular with a view to minimising the information relating to such sale and purchase to the greatest possible extent compatible with the relevant requirement and otherwise to agree the content of the announcement or circular as far as possible.

9        RELEASES, WAIVERS ETC., BY THE PURCHASER

9.1 Each party may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of, any liability to it under this Agreement. Any such waiver shall be effective only if in writing signed by the party or parties against whom enforcement is sought.

9.2 Subject to clause 9.1, neither the single or partial exercise or temporary or partial waiver by a party of any right, nor the failure by a party to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by a party to enforce any right or any such provision shall operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by a party of that or any other right or provision.

9.3      All references in clause 9.2 to:

         (a) any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to a party; and

         (b) any failure to do something shall include any delay in doing it.

9.4 The giving by a party of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of a party to withhold or give consent to the doing of any similar act.

10       NOTICES

10.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

         (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary); or

         (b)      it is  delivered  by  being  left  in a  letter  box or  other
                  appropriate   place  for  the   receipt   of  letters  at  the
                  addressee's authorised address; or

         (c) the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by the recorded delivery service (or by airmail registered post if overseas) or the notice is duly transmitted to that address by facsimile transmission, and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the notice was duly given within the meaning of this clause 10.1.

10.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 10.1((c)) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

10.3 For the purposes of this clause 10 the authorised address of the Vendors and the Purchaser shall be:

         (a)      the Vendors:

                  Thomas F. Brown (AT&T Legal)
                  295 North Maple Avenue
                  Basking Ridge
                  New Jersey
                  07920-1002
                  Tel: 001 908 221 4208
                  Fax: 001 908 221 4409

                  Richard Jephcott (M&A Director)
                  Highfield House
                  Headless Cross Drive
                  Headless Cross
                  Redditch
                  B97 5EQ
                  Tel: 01527 493538
                  Fax: 01527 493940

         (b)      the Guarantor:

                  Sheldon   Goldman   (Executive   Vice   President,    Business
                  Development) or James Prenetta (Senior Vice President and General Counsel)
                  Viatel, Inc.
                  685 Third Avenue
                  24th Floor
                  New York
                  NY, 10017
                  USA

         (c)      the Purchaser:

                  Sheldon   Goldman   (Executive   Vice   President,    Business
                  Development) or James Prenetta (Senior Vice President and General Counsel)
                  Viatel, Inc.
                  685 Third Avenue
                  24th Floor
                  New York
                  NY, 10017
                  USA

10.4 Any notice duly given within the meaning of clause 10.1 shall be deemed to have been both given and received:

         (a) if it is delivered in accordance with clause 10.1((a)) or 10.1((b)), on such delivery;

         (b) if it is duly posted or transmitted in accordance with clause 10.1((c)) by any of the methods therein specified, on the second (or, when sent airmail, fifth) business day after the day of posting or (in the case of a notice transmitted by facsimile transmission) upon receipt by the sender of the correct answer back or transmission report.

10.5 For the purposes of this clause 10 "NOTICE" shall include any request, demand, instruction, communication or other document.

11       ENTIRE AGREEMENT

11.1 This Agreement, the Disclosure Letter and the documents in the agreed form referred to in this Agreement ("ANCILLARY DOCUMENTS") constitute the entire agreement between the parties in relation to the subject matter covered and supersede any previous agreement between the parties in relation to such matters which shall cease to have any further effect. It is agreed that:

         (a) no party has entered into this Agreement in reliance upon any statement, representation, warranty or undertaking which is not set out or referred to in this Agreement or the Ancillary Documents;

         (b) in the absence of fraud, no party will have any remedy in respect of any untrue statement, made to it or its representatives or agents, prior to this Agreement being entered into and upon which it or they relied other than warranties or undertakings set out or referred to in this Agreement or the Ancillary Documents; and

         (c) this clause shall not exclude any liability for fraudulent misrepresentation.

12       ALTERATIONS

12.1 No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto.

13       SEVERABILITY

13.1 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this clause would not negate the commercial intent and purpose of the parties under this Agreement.

14       COUNTERPARTS

14.1 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

15       PAYMENT OF COSTS

15.1 Each of the parties shall be responsible for his or its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all Ancillary Documents.

16       SUCCESSORS AND ASSIGNS

16.1 This Agreement shall be binding on and shall be for the benefit of the successors in title of each party.

16.2 Save as provided in clause 16.3, none of the parties hereto shall be entitled to assign the benefit of any rights under this Agreement.

16.3 The benefit but not the burden of this Agreement shall be freely assignable by any party and, in the event of any such assignment all references in this Agreement to such party shall be deemed to include its assigns provided that:

         (a)      such assignment is to a member of its Group; and

         (b) if any such assignee ceases to be a member of such party's Group (otherwise than by reason of such party ceasing to exist by reason of any amalgamation or liquidation by way of solvent reconstruction) then such assignee shall immediately further assign the said benefit of this Agreement to a company which is a member of such party's Group;

16.4 Subject to clauses 16.1 and 16.3, a person who is not a party to this Agreement (including any employee, officer, agent representative or sub-contractor of either party) shall not have any right to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the parties which agreement must refer to this clause 16.4.

17       APPLICABLE LAW , SUBMISSION TO JURISDICTION AND DISPUTE RESOLUTION

17.1 This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England and Wales for the purpose of hearing and determining any suit, claim, action or proceedings which may arise out of or in connection with this Agreement.

17.2 Subject to clause 17.3, prior to exercising any remedy available under this Agreement or otherwise by law in respect of any breach or alleged breach of this Agreement or in respect of any other dispute arising out of this Agreement, the parties shall refer any such dispute to the Negotiating Teams who shall co-operate in good faith to resolve the dispute as amicably as possible within 20 business days of the dispute being referred to them. In the event that they are unable to resolve such dispute, the parties shall be free to exercise any remedies that they may have under this Agreement or otherwise by law, subject always to the terms of this Agreement.

17.3 clause 17.2 shall not apply to any dispute or claim arising out of the agreement or determination of the Working Capital Statement (save in the case of manifest error) or where a specific dispute resolution mechanism is otherwise specifically provided for under the terms of this Agreement.

18       CONFIDENTIALITY

18.1 Each party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:

         (a)      the provisions of this Agreement;

         (b)      the negotiations relating to this Agreement; or

         (c)      any other party.

18.2 Notwithstanding the other provisions of this clause, a party may disclose confidential information:

         (a) if and to the extent required by law or for the purpose of any judicial proceedings;

         (b) if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject, whether or not the requirement for information has the force of law;

         (c) if and to the extent required to vest the full benefit of this Agreement in that party;

         (d)      to its professional advisers, auditors and bankers;

         (e) if and to the extent the information has come into the public domain through no fault of that party; or

         (f) if and to the extent the other party has given prior written consent to the disclosure.

         Any information to be disclosed pursuant to paragraphs (a) or (b) shall be disclosed only after consultation with the other parties.

18.3 The restrictions contained in this clause shall apply without limit in time.

19       TIME OF ESSENCE

19.1 Except as otherwise expressly provided, time is of the essence of this Agreement.

20       EFFECT OF COMPLETION

20.1 Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties and covenants, indemnities and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

21       GUARANTEE

21.1 In consideration of the Vendors selling the Shares and in particular (without limitation) agreeing to perform their obligations pursuant to
         Schedule 8 (the adequacy of which consideration is agreed by the Guarantor), the Guarantor hereby unconditionally and irrevocably guarantees to the Vendors the due and complete performance by the Purchaser of all of its obligations under this Agreement (and any Ancillary Documents). If the Purchaser defaults in the due performance of its obligations under this Agreement (and any Ancillary Documents) the Guarantor shall procure the performance of such obligations by the Purchaser.

21.2 The Guarantor agrees that the Vendors shall be entitled to enforce this guarantee against the Guarantor as principal obligor and without making any demand on or taking any proceedings against the Purchaser and shall not be required before enforcing this guarantee to pursue, enforce or exhaust any other right, remedy or security which it may have. This guarantee shall continue in full force and effect until all the liabilities and obligations of the Purchaser under this Agreement (and any Ancillary Documents) have been fully performed and discharged.

21.3 This guarantee shall not be affected in any way by any time or indulgence granted to the Purchaser by the Vendors or by any variation, compromise or release of any of its obligations under this Agreement (or any Ancillary Documents).

21.4 This guarantee shall not be affected by the liquidation or dissolution of the Purchaser or by the appointment of a receiver over the undertaking, property or assets of the Purchaser or by any circumstances affecting the obligations of the Purchaser to meet its liabilities or by any alteration in the constitution of the Purchaser or by reason of any change in the interest of the Guarantor in the Purchaser. If any such matters or any other act or event in consequence of which the Purchaser loses its separate legal identity the Guarantor shall become liable for the obligations of the Purchaser under this Agreement (and any Ancillary Documents) as if it were a primary obligor provided that if the Purchaser ceases to be a member of the same group as the Guarantor, the Guarantor shall have no further obligation under this clause 21 if the Guarantor procures that a member of the Purchaser's Group registered in England and Wales and of no less financial standing than the Guarantor as at the date of this Agreement and reasonably satisfactory to the Vendors, enters into a guarantee on substantially similar terms to the terms of this clause 21 in respect of any remaining obligations of the Purchaser under this Agreement (and any Ancillary Documents).

21.5 This guarantee shall be of a continuing nature and shall not be considered as wholly or partially satisfied by the payment or liquidation at any time after the date of this Agreement of any sum of money for the time being due to the Vendors but shall extend to cover and be a security for all future sums of money at any time owing to the Vendors under this Agreement (and any Ancillary Documents) notwithstanding any such payment or liquidation.

21.6 As a separate and independent stipulation the Guarantor agrees that any sum or sums of money intended to be the subject of this guarantee shall be recoverable from the Guarantor as sole or principal debtor even if they would not be recoverable from the Purchaser, whether by reason of any legal limitation, disability, incapacity or liquidation of the Purchaser or any other fact or circumstance (whether known to the Vendors or not) but which would have been recoverable from the Guarantor if it were the sole or principal debtor in respect of such liability in place of the Purchaser.

IN WITNESS whereof this Agreement has been entered into on the date appearing at the beginning of this Agreement.

                                   SCHEDULE 1

                                   THE COMPANY

Date and place of incorporation:            15 July 1994, England

Registered number:                          2948988

Registered office:                          Quadrant House, Thomas More Square,
                                            17 Thomas More Street, London
                                            E1W 1YE

Authorised share capital:                   (pound)500,000,000 divided into
                                            500,000,000 shares of(pound)1 each

Issued share capital:                       186,028,208 ordinary shares fully
                                            paid held as follows:

                                            ACSI - 92,041,394

                                            Global - 93,986,814

Directors:                                  D.S. Hall, J.A.C. Macfarlane,
                                            R.J.M. Jephcott

Secretary:                                  G.P. Saunders

Auditors:                                   Pricewaterhouse Coopers

Bankers:                                    HSBC plc

Accounting reference date:                  31st December (to be changed to 29th
                                            February at Completion)

Subsidiaries:                               None

                                                              SCHEDULE 2

                                                         LEASEHOLD PROPERTIES

                                                                Part A
                                                         Leasehold Properties
====================================================================================================================================
Number   Description          Proprietor    Date of       Parties to         Term and            Occupier(s)      Current Use
                                             Lease         Lease               rent

====================================================================================================================================
1       Unit 1, Centech,     Company       31.01.2000     (1) GLP            01.11.1999 -        Company     Development of
        North Moons                                       Intressenter AB    31.10.2004                      electronic products
        Moat Industrial                                   (2) Company
        Estate, Redditch                                                     (pound)25,000
------------------------------------------------------------------------------------------------------------------------------------
2       Unit 2, Centech      Company       31.01.2000     (1) GLP            01.10.1999 -        Company     Development of
        Park, Fringe                                      Intressenter AB    31.10.2004                      electronic products
        Meadow Road,                                      (2) Company
        North Moons                                                          (pound)17,350
        Industrial Estate,
        Redditch
------------------------------------------------------------------------------------------------------------------------------------
3       Unit 6 and 7         Company       2 leases       (1) Nortrust       15 years from 24    Company     Use as a switch site
        Maidwell Drive,                    dated          Nominees           24 June 1997                    providing voice and
        Shirley                            08.08.1997     Limited and                                        data telecommunications
                                                          (2) Company        6 -(pound)54,235
                                                                             7 -(pound)57,975

------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================
Number   Description          Proprietor    Date of       Parties to         Term and            Occupier(s)      Current Use
                                             Lease         Lease               rent

====================================================================================================================================
4       Floors 1-8 The       Company       09.08.1996     (1) Trinity Tower  15 years from       Company     Offices
        Quadrant, Thomas                   (comprised     Investments        24.06.1996
        More Square,                       in 3 Leases)   Limited (2)
        London, E1 9YW                                    Company            Floors 1-5
                                                                             (pound)866,685
                                                                             Floor 6
                                                                             (pound)181,940
                                                                             Floors 7-8
                                                                             (pound)349,675
------------------------------------------------------------------------------------------------------------------------------------
5       Unit C, Plot 4,      Company       08.10.1997      (1) Wilson        25 years from 20    Company     Use as a switch site
        Phase III Meridian                                 Bowden            20 August 1997                  providing voice and
        Business Park,                                     Properties                                        data telecommunications
        Braunstone,                                        Limited (2)       (pound)64,125
        Leicestershire                                     Company
------------------------------------------------------------------------------------------------------------------------------------
6       Unit B, Bandstand    Company       21.07.1997      (1) Taylor        15 years from       Company     Use as a switch site
        Parkside Industrial                                Woodrow           21.07.1997                      providing voice and
        Estate, Leeds                                      Developments                                      data communications
                                                           Limited (2)       (pound)45,600
                                                           Company
------------------------------------------------------------------------------------------------------------------------------------
7       Part Second Floor,   Company       30.07.1996      (1) Marples       5 years from 30     Company     Offices
        Adlington Court                                    (Greencourts)     July 1996
        Phase 2,                                           Limited (2)
        Greencourts, 333                                   Company           (pound)26,000
        Styal Road,
        Wythenshawe,
        Manchester
------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================
Number   Description          Proprietor    Date of       Parties to         Term and            Occupier(s)      Current Use
                                             Lease         Lease               rent

====================================================================================================================================
8       Ground, First,       Company       29.10.1996      (1) London Stock  expires             Company     Offices and switch for
        Second and Third                                   Exchange          21.03.2014                      telecommunications
        Floors Summit                                      Limited and (2)                                   equipment
        House, 70 Wilson                                   Company           (pound)1,094,394
        Street, London
------------------------------------------------------------------------------------------------------------------------------------
9       Car Parking          Company       29.10.1996      (1) London Stock  (pound)9000 -       Company     Car Parking Spaces
        Spaces Summit                                      Exchange          expires 21.03
        House, London                                      Limited           2014          (
                                                           2) AT&T (UK)
                                                           Holdings
                                                           Limited
------------------------------------------------------------------------------------------------------------------------------------
10      Lower Ground and     Company       Agreement       (1) London Stock  7.4.1997-           Company     Offices
        Basement Summit                    for lease       Exchange          21.3.2014
        House, London                      dated           Limited and (2)   (pound)63,189
                                           30.9.1997       Company
------------------------------------------------------------------------------------------------------------------------------------
11      Unit 1 Europa        Company       19.7.1996       (1) Heath         25.12.1994 -        Company     Use as a switch site
        Way,  Trafford                                     Investments       24.12.2019                      providing voice and
        Park, Manchester                                   Limited (2)                                       data telecommunications
                                                           Company           (pound)52,335
------------------------------------------------------------------------------------------------------------------------------------
12      Unit A, Gateway      Company                       (1) GLE Property  Expires            Company      Use as a switch site
        Centre, Butchers                   13.8.1999       Developments      29.7.2019                       providing  voice and
        Road, Newham                                       Limited and (2)   (pound)105,000                  data telecommunications
                                                           Company
------------------------------------------------------------------------------------------------------------------------------------
13      60 Melville Street,  Company       Registered      (1) TSB Group     26.3.1996 -         Company     Offices
        Edinburgh                          date            Pension Trust     20.3.2001
                                           2.7.1996        Limited (2)
                                                           Company.          (pound)21,338
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
Number   Description          Proprietor    Date of       Parties to         Term and            Occupier(s)      Current Use
                                             Lease         Lease               rent

====================================================================================================================================
14      Unit 4, Queen        Company       Registered      (1) The Joint     28.8.1995 -         Company     Use as a switch site
        Annes Park,                        date            Properties        27.8.2020                       providing voice and
        Newbridge,                         10.5.19         Limited (2)                                       data telecommunications
        Edinburgh                                          Company           (pound)40,116
------------------------------------------------------------------------------------------------------------------------------------
15      Unit 22              Company       01.01.2000      (1)Julian John    6 months from       Company     Storage
        Colemeadow                                         Prouse (t/a       01.01.2000
        Road, North                                        JP Computers      (pound)1,000
        Moons Moat                                         (2) Company       per quarter
        Industrial Estate,
        Redditch
------------------------------------------------------------------------------------------------------------------------------------
16      33 Acacia Road,      Company       24.8.1999       (1) Felsa         24.8.99 -           David       Residential
        St Johns Wood,                                     Investments S.A.  23.8.2000           Robertson   accommodation
        London                                             (2) Company                           (employee
                                                                                                 of Company)

------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                     Part B

------ ------------------------------ --------------------------- ---------------- ----------- --------------- ---------------------
       PROPERTY                       LANDLORD                    TENANT           TERM        RENT            OTHER TERMS
------ ------------------------------ --------------------------- ---------------- ----------- --------------- ---------------------
------ ------------------------------ --------------------------- ---------------- ----------- --------------- ---------------------
1      Fifth Floor The                 Company                    AT&T             3 years     (pound)320,873  As set out in the
       Quadrant, Thomas                                           ISTEL                                        Lease annexed to
       More Square, London                                                                                     the agreement for
                                                                                                               lease annexed hereto
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------
2      Second Floor                    Company                    AT&T Global      3 years     (pound)288,993  As set out in the
       The Quadrant,                                              Markets                                      form of draft Lease
       Thomas More                                                (EMEA)                                       annexed to the
       Square, London                                             Limited                                      agreement for lease
                                                                                                               annexed hereto
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------



                                   SCHEDULE 2

                                     Part C

------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------
       PROPERTY                       LANDLORD                    TENANT           TERM        RENT            OTHER TERMS
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------
1      CDC Ravensbank                 AT&T ISTEL                  Company                                      As set out in the
       Drive, Redditch                                                             10 years    (pound)189,090  form of draft Lease
                                                                                                               annexed to the
                                                                                                               agreement for lease
                                                                                                               annexed hereto
------ ------------------------------ --------------------------  ---------------- ----------- --------------- ---------------------

                                   SCHEDULE 3

                                  TAX COVENANT

1        TAX COVENANT

1.1 Subject to the following provisions of this Schedule, the Vendors hereby covenant with the Purchaser to pay to the Purchaser so far as possible by way of repayment of the consideration payable under this Agreement) an amount equal to:

         (a)      any Tax Liability of the Company:

                  (i) arising as a consequence of or by reference to one or more Events which occurred on or before Completion or were deemed to occur on or before Completion for the purposes of any Tax; or

                  (ii) arising in respect of or by reference to any income profits or gains which were earned accrued or received on or before or in respect of a period ended on or before Completion;

         (b) any Tax Liability of the Company which would have arisen (and in respect of which the Vendors would have been liable under paragraph 1.1(a)) but for the setting off of a New Relief or Accounts Relief against that Tax Liability or (as the case may be) against the income profits or gains which would have given rise to that Tax Liability;

         (c) any Tax Liability of the Company arising as a consequence of or by reference to any of the following occurring or being deemed to occur at any time after Completion:

                  (i) the disposal by any Relevant Company of any asset or of any interest in or right over any asset; or

                  (ii) the making by any Relevant Company of any such payment or deemed payment as constitutes a chargeable payment for the purposes of section 214 of the Income and Corporation Taxes Act 1988;

                  (iii) or any Relevant Company ceasing to be resident in the United Kingdom for the purposes of any Tax; or

                  (iv) any Relevant Company failing to pay the whole of the Tax charged by any Tax assessment made in respect of that Relevant Company within six months of the date of that Tax assessment;

                  and, for the purposes of this paragraph, the term "RELEVANT COMPANY" shall mean the Vendors and any company that may be treated for the purposes of any Tax as being a member of the same group of companies as the Vendors or as being associated with the Vendors

         (d) any reasonable costs and expenses properly incurred in connection either with any such liability or amount as is referred to in paragraphs 1.1(a), 1.1(b), or 1.1(c), or with any claim therefor (except insofar as reclaimed under paragraph (8) or in taking or defending any successful action under this Schedule.

2        RESTRICTION OF TAX COVENANT

2.1 The provisions of Schedule 6 of this Agreement which are expressed to apply to this Schedule shall have effect as if set out here in full and the Vendors' liability under this Schedule shall be limited or excluded and/or repayments shall be made to the Vendors accordingly.

2.2 The Vendors shall not be liable under this Schedule in respect of any Tax Liability or other amount ("TAX AMOUNT") if and to the extent that:

         (a)      such  Tax  Amount  was  paid  or   discharged   on  or  before
                  Completion; or

         (b) provision or reserve in respect of that Tax Amount was made in the Completion Date Accounts; or

         (c)      such Tax Amount arises or is increased as a result of:

                  (i)      any change in Tax Legislation; or

                  (ii)     any increase in rates of Tax; or

                  (iii) any change by a Tax Authority of any published practice or any withdrawal of change or withdrawal of any extra-statutory concession or published change by a Tax Authority in its interpretation of Tax Legislation,

                  (in      each  case)   announced   or  taking   effect   after
                           Completion; or

         (d) such Tax Amount results from or is increased after Completion by any change in the accounting policies employed by the Company in the preparation of its accounts (including any variation of the accounting basis upon which the Company values its assets) other than any change required so as to conform such policies to UK GAAP as it exists at Completion; or

         (e) such Tax Amount would not have arisen but for a change after Completion in the tax policies or practices of the Company or its method of application (including the method of valuation or treatment of any assets or liabilities) or the method of computing or submitting tax computations other than any changes required by law as it exists at Completion;

         (f)      such Tax Amount  would not have arisen but for a change in the
                  accounting   reference   date  of  the   Company   made  after
                  Completion; or

         (g) such Tax Amount, interest or penalties and the Vendors would not have been liable to make a payment under this Schedule in respect of that Tax Amount but for breach by the Purchaser or the Company of its obligations under paragraph 7 or 8 of this Schedule; or

         (h) such Tax Amount would not have arisen but for a voluntary act, transaction or omission of the Company or the Purchaser after Completion outside the ordinary course of business other than any such act, transaction or omission carried out or effected under a legally binding commitment created on or before Completion or in accordance with the instructions of the Vendors under paragraphs 7 and 8.

         (i) any Vendors' Relief is available to the Purchaser or the Company to set against or otherwise reduce the amount of that Tax Amount.

3        TAX SAVINGS

3.1 In this paragraph 3 "TAX SAVING" means the reduction or elimination of any Tax Liability to the extent such reduction or elimination would not have occurred but for the payment or discharge by the Company of a previous Tax Liability in respect of which the Vendors have made payment to the Purchaser under this Schedule.

3.2 If the Purchaser or the Company becomes aware that a Tax Saving has arisen the Purchaser covenants that it will notify the Vendors in writing of such Tax Saving as soon as reasonably practicable and shall on demand by the Vendors repay to the Vendors the lesser of:

         (a)      the amount of such Tax Saving; and

         (b) the aggregate amounts previously paid by the Vendors to the Purchaser under this Schedule

3.3 For the purposes of this paragraph 3, the Company shall be regarded as obtaining a Tax Saving on the date on which it obtains relief from an actual payment of Tax by reason of the Tax Saving in question.

4        OVER PROVISIONS

4.1 If any provision for Tax, excluding deferred Tax, contained in the Completion Date Accounts shall at the date of any payment by the Vendors pursuant to this Schedule be or have been (at the Vendors' request and expense) certified by the Company's auditors for the time being to be, an overprovision, the value of such overprovision shall:

         (a) first be set off against any payment then due from the Vendors under this Schedule; and

         (b) to the extent that there is an excess there shall be refunded to the Vendors (within 7 days after receipt by the Purchaser of a written demand by the Vendors)any previous payment or payments made by the Vendors and not previously refunded under this Schedule up to the amount of the excess; and

         (c) to the extent that the excess referred to in paragraph (b) has not been exhausted under that paragraph, the remainder of such excess shall be carried forward and be set against any further such payment or payments in chronological order until exhausted.

4.2 If the Purchaser or the Company becomes aware that an overprovision has arisen the Purchaser covenants that it will notify the Vendors in writing of such overprovision as soon as reasonably practicable.

5        DEDUCTIONS

5.1 Save only as may be required by law all sums payable under this Schedule shall be paid free and clear of all deductions or withholdings whatsoever.

5.2 If any deductions or withholdings are required by law to be made from any payment under this Schedule (other than interest) the payer shall pay such sum as will, after the deduction or withholding has been made, leave the recipient with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

5.3 If any sum payable under this Schedule is subject to a Tax Liability in the hands of the recipient (other than interest under paragraph 6 (Date for Payment)) the payer shall pay such sum as would have been required to be paid under paragraph 5.2 had that Tax Liability been a deduction or withholding from the sum payable by the payer.

6        DATE FOR PAYMENT

6.1 Where the Vendors become liable to make a payment pursuant to the provisions of this Schedule, the due date for the making of that payment shall be the date which is the later of seven days after the Purchaser has given the Vendors notice requiring payment of the amount claimed (together with a copy of any relevant assessment, invoice or other document and a computation of the amount claimed) and;

         (a) in the case of a Tax Liability referred to in paragraph 1.1(a) or paragraphs 5.2 and 5.3, the last date on which the payment of the Tax Liability in question may be paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax Liability; or

         (b) in the case of a Tax Liability referred to in paragraph 1.1(b) the last date on which the payment of Additional Tax has to be paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Additional Tax (where "ADDITIONAL TAX" means a Tax Liability which would not have been payable but for the utilisation of the New Relief or Accounts Relief in question).

6.2 The Vendors may at their expense require the amount of any payment required to be made under this Schedule to be certified by the auditors for the time being of the Company (acting as experts and not as arbitrators) and the amount so certified shall (save for manifest error) be conclusive and binding on the Vendors and the Purchaser.

6.3 If any payment required to be made by the Vendors under this Schedule is not made by the due date for the making thereof, then, except to the extent that the Vendors' liability under paragraph 1 (Tax Covenant) compensates the Purchaser for the late payment by virtue of its extending to interest and penalties, that payment shall carry interest from that due date until the date when the payment is actually made at the rate of 2 per cent. above base rate from time to time of National Westminster Bank plc.

7        CONDUCT OF TAX AFFAIRS OF THE COMPANY

7.1

         (a) the Vendors (or such professional advisers as the Vendors may select) shall have the sole conduct of the Vendors' Conduct Matters and of any Vendors' Appeal;

         (b) the Purchaser shall procure that the Vendors (or their advisers) shall be provided promptly with any information received by the Purchaser or the Company, or of which the Purchaser or the Company otherwise becomes aware, which may be relevant to the Vendors' Conduct Matters or any Vendors' Appeal, and with such assistance (including assistance from employees of the Purchaser and the Company) and access to such documents and records of, or relating to, the Company, as the Vendors (or their advisers) may reasonably require in connection with the Vendors' Conduct Matters, any Vendors' Appeal or the tax affairs of the Vendors or any member of the same group of companies as the Vendors;

         (c) the Company shall promptly sign such returns and make such claims and elections and give such consents and comply with all procedural requirements in respect of the making or giving of such returns, claims, elections or consents as the Vendors may, in their absolute discretion, direct in writing;

         (d) neither the Purchaser nor the Company shall amend, disregard, withdraw or disclaim any elections, claims or benefits or disclaim any initial or writing down allowances or any other capital allowances in respect of any Relevant Period.

         (e) the Purchaser shall not be obliged to procure that the Company takes any such action as is mentioned in sub-paragraph 7.1 in relation to any Tax return that is not true and accurate in all material respects.

         (f) nothing done by the Company pursuant to this paragraph shall in any respect restrict or reduce any rights the Purchaser may have to make a claim against the Vendors under this Schedule in respect of any such Tax Liability as is mentioned in Paragraph 1 (Tax Covenant).

7.2 Subject to paragraph 8 below, the Purchaser and its advisers shall have sole conduct of all tax affairs of the Company other than Vendors' Conduct Matters and Vendors Appeals.

8        CLAIMS

8.1 If the Purchaser or the Company shall become aware of any Claim which is likely to give rise to a liability of the Vendors under this Schedule, then the Purchaser shall (or shall procure that the Company shall) as soon as reasonably practicable give notice thereof to the Vendors and in any event within 28 days of becoming aware of the Claim (or 14 days in the case of a notice of assessment, demand for Tax or notice of a General Commissioner's meeting).

8.2 If the Vendors shall indemnify the Company and the Purchaser to the reasonable satisfaction of the Purchaser against all costs and expenses (including interest on overdue Tax) which may be incurred thereby, the Purchaser shall (and shall procure that the Company shall), in accordance with any reasonable instructions of the Vendors given by notice to the Purchaser (but subject to paragraphs 8.2(a) and 8.2(b)) seek to avoid, dispute, resist, appeal, compromise or defend such Claim provided always that:

         (a) the Company shall not be obliged to appeal against any assessment for Tax raised on it if, having given the Vendors notice of the receipt of that assessment, it has not within fifteen days thereafter received instructions from the Vendors, in accordance with the provisions of this paragraph 8.2, to make that appeal; and

         (b) the Purchaser and the Company shall not be obliged to comply with any instruction of the Vendors which involves contesting any assessment for Tax before any Court or other appellate body (excluding the Tax Authority in question) unless the Vendors furnish the Purchaser with the written opinion of Tax Counsel of at least six years' call to the effect that an appeal against the assessment for Tax will, on the balance of probabilities, be won;

         (c) if requested by the Vendors, the Purchaser shall allow the Vendors to take over conduct of the Claim and any dispute, correspondence or negotiation arising from it in the name of the Company.

9        PURCHASER'S COVENANT

9.1 The Purchaser hereby covenants with the Vendors to pay to the Vendors an amount equal to any of the following:

         (a) any liability or increased liability to Tax of the Vendors or any of their subsidiaries which arises as a consequence of or by reference to any Relevant Company at any time after Completion failing to pay the whole of the Tax charged by any assessment to Tax made in respect of that Relevant Company within six months of the date of that assessment to Tax where (and to the extent that ) the liability for that Tax arises in circumstances such that the Purchaser would not have been entitled to make a claim against the Vendors under clause 1 (Tax Covenant) of the Schedule or under the Tax Warranties in respect of that Tax had it been paid by Relevant Company and, for the purposes of this sub-paragraph, the terms "Relevant Company" shall mean that Company and any other company which is, or has at any time been, treated for the purposes of any Tax as being a member of the same group of companies as the Purchaser or as being associated with the Purchaser other than the Vendors; and

         (b) any reasonable costs and expenses reasonably and properly incurred by the Vendors or any of their subsidiaries in connection with any such liability or increased liability to Tax (or Claim therefore) for which the Purchaser is liable or is successfully taking or successfully defending any action under this paragraph.

9.2 The provisions of paragraph 5 (Deductions), 6 (Date for Payment), 8 (Claims) shall apply mutatis mutandis to this paragraph 9 as if set out herein.

10       REMOVAL FROM VAT GROUP

10.1     The Purchaser shall procure that the Company will:

         (a) on or before 20 April 2000 provide to the Representative Member the Final Return showing the correct VAT output tax and correct VAT input tax and the Final Balance;

         (b) (if VAT output tax exceeds VAT input tax in the Final Return), on or before 20 April 2000 the Company shall pay to the Representative Member an amount equal to the Final Balance; and

         (c) provide to the Representative Member all such documents information and assistance as the Vendors may reasonably require to enable the Representative Member to comply with its obligations in relation to VAT.

10.2 Any payment(s) made pursuant to clauses 10.1 and/or 10.2 shall take into account any payment(s) on account of VAT which shall have been made previously by or to the Company in respect of the Final Period.

10.3 If the Representative Member shall obtain (whether by way of repayment, credit or otherwise) the benefit of VAT bad debt relief (pursuant to
         Section 36 VATA 1994 and Regulations made thereunder) in respect of supplies actually made by the Company (but treated as made by the Representative Member under section 43(1) VATA 1994), the Vendors shall procure that the Representative Member shall:

         (a)      notify the Purchaser forthwith; and

         (b) as Representative Member of the VAT Group, within seven days after the Representative Member obtains such benefit;

         pay an amount equal to the benefit to the Company. If consideration for the supply is recovered, the Purchaser shall notify the Vendors forthwith and shall indemnify the Representative Member on an after-tax basis for any value added tax for which the Representative Member has to account to the Commissioners of Customs & Excise as a result of the recovery.

10.4 The Vendors shall procure that any amount owing at Completion by any member of the VAT Group to the Company in respect of transactions entered into, or services provided, by the Company in the ordinary course of business prior to Completion shall be paid by such member of the VAT Group in the normal course.

10.5 The Vendors shall procure that any amount owing at Completion by the Company to any member of the VAT Group in respect of transactions entered into, or services provided, by a member of the VAT Group in the ordinary course of business shall be paid by the Company in the normal course.

10.6 The Vendors agree to reimburse the Purchaser on an after tax basis for any amount claimed from the Company and/or the Purchaser by the Commissioners of Customs and Excise in respect of VAT liability attributable to any supplies made by any other member of the VAT Group.

10.7     In this clause 10:

         (a)      "CUSTOMS" means H M Customs & Excise;

         (b) "EXIT DATE" means the date of Completion or (as the case maybe) such other effective date from which Customs shall agree that the Company ceases to be a member of the VAT Group;

         (c) "THE FINAL BALANCE" means, in respect of the Final Period, the difference (whether positive or negative) between VAT output tax and VAT input tax of the Company which amounts shall be computed on the assumption that the Company had been separately registered for VAT during such period (but disregarding any supplies between the Company and any other member of the VAT Group) and in respect of any period up to the Completion Date shall be the amount provided for in the Completion Date Accounts;

         (d) "FINAL PERIOD" means the period from 1 January 2000 to the Exit Date;

         (e) "FINAL RETURN" means an intra-group VAT return in the standard format used by the VAT Group to be produced by the Company in respect of the Final Period;

         (f) "REPRESENTATIVE MEMBER" means AT&T (UK) LTD which is the representative member of the VAT Group;

         (g) "VAT GROUP" means the companies, including the Company, registered as a group registration pursuant to Section 43 VATA 1994 under number 455744426.

                                   SCHEDULE 4

                             DIRECTORS AND EMPLOYEES

                          Part A - Additional Directors


                               Michael J. Mahoney

                                  Allan L. Shaw

                               Sheldon M. Goldman

                                  Stephen Grist



                             Part B - New Secretary




                               Sheldon M. Goldman




                           Part C - Retiring Directors




                                     D. Hall

                                 R.J.M. Jephcott

                                  A Macfarlane


                           Part D - Retiring Secretary




                                   G. Saunders

                                   SCHEDULE 5

                        MATTERS REPRESENTED AND WARRANTED

                           Part A - General Warranties

1        INFORMATION

1.1      The facts stated in Schedules 1 and 2 are correct.

1.2 All forecasts and projections relating to the Company contained in the Information Memorandum dated 1 June 1999 were prepared in good faith.

1.3      The unaudited  December  1999 key  performance  indicators  attached as
         Section III, file 3.11 in the Supplementary Data Room Index has been prepared in good faith and is derived from the appropriate records and databases of the Company.

1.4 The budget information attached as Section I, file 1.8 and 1.9 in the Supplementary Data Room Index relating to the 12 month period ending on December 31st, 2000 has been prepared in good faith with a level of care appropriate to a forward looking budget exercise carried out for management accounting purposes.

1.5 The Company is a corporation duly organised and validly existing under the laws of England and Wales with the requisite power and authority to own its properties and carry on its business as the same is being conducted as of the date hereof.

2        THE SHARES

2.1 The Shares represent all the issued and outstanding share capital of the Company. All the Shares are fully paid or are properly credited as fully paid and the Vendors are the sole legal and beneficial owner of the Shares.

2.2 There is no option, right to acquire or Security Interest on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

3        ACCOUNTS

3.1 The Management Accounts have been prepared on a prudent basis and using accounting policies and principles consistent with those used in the preparation of the Accounts.

3.2 The Management Accounts fairly present the state of affairs of the Company as at the Management Accounts Date and of the profits or losses of the Company for the twelve month period to which the Management Accounts relate.

3.3 The Management Accounts are not misleading in any material respect and neither materially over-state the value of the assets nor materially under-state the liabilities of the Company as at the dates to which they were drawn up and do not materially under-state the losses of the Company in respect of the periods to which they relate.

3.4 So far as the Vendors are aware there are no material liabilities or obligations of any kind relating to the business of the Company during the periods to which the Accounts and the Management Accounts relate which are not reflected in the Accounts or the Management Accounts respectively or the respective notes thereto.

3.5 The Company's accounting records are up-to-date, in its possession or under its control, and so far as the Vendors are aware have been maintained in accordance with the law.

3.6 The Accounts fairly and accurately present the state of affairs of the Company as at the Accounts Date and of the profits and losses of the Company for the nine month period to which they relate, on the basis that the Carve Out Agreements had been completed and all other changes to the business carried on by the Company in contemplation of Completion of this Agreement had been fully implemented prior to the relevant financial period to which the Accounts relate.

3.7 The Accounts have been prepared in accordance with generally accepted accounting conventions, policies, principles and practices of the United States.

4        POSITION SINCE THE MANAGEMENT ACCOUNTS DATE

4.1      Since the Management Accounts Date, the Company has not:

         (a)      acquired or agreed to acquire any business; or

         (b) disposed of or agreed to dispose of any of its assets except in the ordinary and normal course of business at the full market values of the assets concerned; or

         (c) incurred any capital commitments (other than as anticipated in the Company's current capital expenditure budget) in excess of (pound)1,000,000 individually; or

         (d) made any offer or tender which is capable of being converted into an obligation of the Company by acceptance or other act of some other person other than in the ordinary course of business;

         (e) changed the terms of employment, including pension fund commitments of the Company (other than those required by law) which could increase the total staff costs of the Company by more than 5% per annum, or the remuneration of any one director or employee by more than (pound)10,000 per annum;

         (f)      agreed to do any of the foregoing.

4.2 So far as the Vendors are aware there has been no material adverse change in the financial results or position of the Company since the Management Accounts Date.

4.3 Since the Management Accounts Date the business of the Company has been carried on only in the ordinary course and in the same manner (including nature and scope) consistent with the way it was carried on prior to the Management Accounts Date.

4.4 Since the Management Accounts Date no liabilities (including contingent liabilities) have been assumed or incurred by the Company otherwise than in the ordinary course of its business.

4.5 Since the Management Accounts Date no resolution of the Company in general meeting has been passed and no dividend or other distribution has been declared, made or paid by the Company.

4.6 Since the Management Accounts Date no change in the accounting reference period of the Company has been made.

4.7 All payments, receipts and invoices of the Company since the Management Accounts Date have been fully and accurately recorded in the books of the Company.

5        SUBSIDIARIES

5.1      The Company:

         (a)      has never had any subsidiary; and

         (b) holds no shares or interests in the capital of any other company.

6        PROPERTY

6.1 The Leasehold Properties are the only Properties owned, controlled, used or occupied by the Company and all deeds and documents necessary to prove title to each of them are in the possession of the Company or are the subject of acknowledgements. Each of the Leasehold Properties is used and occupied for the purpose of the business of the Company.

6.2      In relation to each of the Leasehold Properties:

         (a) the Company is solely legally and beneficially entitled to such Leasehold Property and has good and marketable title to the same (but for the avoidance of doubt this shall not confer any warranty as to the capital or rental value of the Properties);

         (b) the Company has paid the rent and observed and performed the covenants on the part of the lessee and the conditions contained in any leases (which expression includes underleases) under which the Leasehold Properties are held;

         (c) all the licences, consents and approvals required from the landlords and any superior landlords under the leases of the Leasehold Properties and from their respective mortgagees (if any) have been obtained and the covenants on the part of the lessee contained in such licences, consents and approvals have been duly performed and observed;

         (d) save as disclosed in the Disclosure Letter the Vendors are not aware of any notices, negotiations or proceedings pending in relation to rent reviews nor is any rent liable at the date of this Agreement to be reviewed;

         (e) so far as the Vendors are aware there is not outstanding any obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Leasehold Properties;

         (f) so far as the Vendors are aware there are no circumstances which would entitle any landlord to exercise any powers of entry or take possession whether by means of peaceable re-entry or proceedings or which would otherwise restrict the continued possession and enjoyment of the Leasehold Properties;

         (g) save as disclosed in the Disclosure Letter all covenants (whether affecting the freehold or leasehold titles to the Leasehold Properties) have been properly performed and observed and neither the Vendors nor the Company has received notice of any outstanding breach of covenant as regards any of the Leasehold Properties;

         (h) save as disclosed in the Disclosure Letter the Leasehold Properties are free from any mortgage debenture or charge (whether specific or floating legal or equitable) rent-charge lien or other encumbrance securing the repayment of monies or other obligation or liability of the Company or any other party;

         (i) the Leasehold Properties are not subject to any liability for the payment of any outgoings other than national non-domestic rates, water and sewerage services charges and insurance premiums of a recurring nature;

         (j) the Leasehold Properties are not subject to any covenants, restrictions, stipulations, easements, profits a prendre, wayleaves, licences, grants, exceptions or reservations overriding interests or other such rights the benefit of which is vested in the third parties nor any agreement to create the same;

         (k)      where any such matters as are referred to in  paragraphs  (h),
                  (i) and (j) have been disclosed in the Disclosure Letter the obligations and liabilities imposed and arising under them have been fully observed and performed and all payments in respect of them due and payable have been duly paid;

         (l) the Leasehold Properties are not subject to any agreement or right to acquire the same nor any option, right of pre-emption or right of first refusal and there are no outstanding actions claims or demands between the Company or any Subsidiary and any third party affecting or in respect of the Leasehold Properties;

         (m) there is no person who is in occupation or who has or claims any rights or easements of any kind in respect of the Leasehold Properties adversely to the estate, interest, right or title of the Company;

         (n) neither the Vendors nor the Company have received any compulsory purchase notices, orders or resolutions affecting the Leasehold Properties nor are the Vendors aware of any circumstances likely to lead to any being made;

         (o) so far as the Vendors are aware the present use of each Leasehold Property is authorised under the Planning Acts;

         (p) so far as the Vendors are aware no development, alterations or other works which would require any permission or consent under the Planning Acts or any bye-laws or building regulations or other relevant legislation have been carried out without all those permissions and consents having been obtained and all conditions attached to those permissions and consents have been observed and performed;

         (q) neither the Vendors nor the Company have received any notice of breach of the Planning Acts or of any relevant bye-laws, building regulations and other legislation in relation to any Leasehold Property;

         (r) so far as the Vendors are aware each Leasehold Property is served by drainage, water, electricity and gas services all of which are connected to the mains by media located entirely on, in or under that Leasehold Property or by media elsewhere in respect of the use of which the Company and those deriving title under it to that Leasehold Property have a permanent legal easement free from onerous or unusual conditions and the passage and provision of those services in uninterrupted and neither any of the Vendors nor the Company knows of any imminent or likely interruption of such passage or provision;

         (s) so far as the Vendors are aware none of the facilities necessary for the enjoyment and current use of any Leasehold Property are enjoyed on terms entitling any person to terminate or curtail them;

         (t) so far as the Vendors are aware the means of access to or egress from each Leasehold Property are over either roads which have been adopted by the local authority and are maintainable at public expense or roads in respect of the use of which the Company to that Leasehold Property have a permanent and legal easement free from onerous or unusual conditions;

         (u) so far as the Vendors are aware there are no disputes regarding boundaries, easements, covenants or other matters relating to any Leasehold Property or its use;

         (v) all fixtures and fittings at the Leasehold Properties are the absolute property of the Company;

         (w) where the title of the Leasehold Properties is unregistered it is properly constituted by, and can be deduced from duly stamped documents of title which are in the possession or under the control of the Company or the Vendors.

         (x) where the title to any of the Leasehold Properties is registered the Company is shown on the register thereof at HM Land Registry as the proprietor with absolute title and the Land Certificate in respect of each of such Leasehold Properties is in the possession or under the control of the Company or the Vendors;

         (y) so far as the Vendors are aware compliance is being made and has at all times been made with all applicable statutory and bye-law requirements with respect to the Leasehold Properties and in particular (but without limitation) with requirements as to fire precautions and means of escape in case of fire and with requirements under the Public Health Acts, the Housing Acts, the Highways Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Factory Acts and the London Building Acts;

         (z) so far as the Vendors are aware there is no covenant, restriction, burden, stipulation or outgoing affecting any Leasehold Property which is of an onerous or unusual nature or which conflicts with its present use.

6.3 The information contained in Schedule 2 as to the principal terms of the leases under which the Leasehold Properties are occupied or used by the Company is true and accurate in all respects.

6.4 The Company has not been a guarantor of a tenant's covenants in any lease.

6.5 The Company has not surrendered the lease of any leasehold property to the reversioner without first investigating the reversioner's title and without receiving from the reversioner an absolute release from the tenant's covenants in the relevant lease and from all liability arising from that lease.

6.6 The Company has not assigned any leasehold property of which it was the original tenant in respect of which it entered into a covenant with the landlord to observe and perform the tenant's covenants under that lease without receiving a full and effective indemnity in respect of its liability under that lease.

6.7 In relation to each of the Properties to be assigned to the Purchaser pursuant to the Property Sale Agreement:

         (a) all the warranties referred to in paragraph 6.2 above shall apply mutatis mutandis; and

         (b) the information contained in Schedule 1 of the Property Sale Agreement is true and accurate in all respects.

7        ASSETS

7.1 The Company has not experienced any material adverse effect to its Assets or to any other software or hardware used by the Company as a result of such Assets, software or hardware not being Year 2000 Compliant.

7.2 The Company legally and beneficially owns, free from third party rights or has a right to use, all the assets and undertaking (other than Intellectual Property) used in connection with and required for the business of the Company.

7.3 All such assets and undertaking (other than Intellectual Property ) are owned by the Company free from any Security Interest and there is no agreement or commitment to give or create any such Security Interest. So far as the Vendors are aware, no claim has been made by any person to be entitled to any Security Interest over the assets and undertaking and there are no agreements or arrangements restricting the freedom of the Company to use or dispose of its assets and undertaking as it thinks fit.

7.4 All assets of the Company used in connection with the business of the Company which retain a written down value in excess of 50% of their acquisition cost are:

         (a)      in the possession and under the control of the Company; and

         (b) in reasonable repair and condition having regard to their age and historic usage.

7.5 Save for leases in respect of backbone fibre, access circuits and network infrastructure entered into in the ordinary course of business, the Company is not a party to, or is liable under, a lease or hire, hire purchase, credit sale or conditional sale agreement which is material. For these purposes "material" shall mean requiring payments of in aggregate more than (pound)50,000 in any 12 month period.

7.6 The assets of the Company together with those assets in relation to which the Company has a direct or indirect right of use pursuant to the Transitional Service Agreements or the Supply Agreement comprise all of the assets and equipment used by the Company in connection with the business of the Company.

8        INSURANCES

8.1 Particulars of all insurances maintained by the Company are disclosed by the Disclosure Letter and all such insurances are and have at all material times been in force.

8.2 There have been no insurance claims made by the Company in the 12 months prior to the date of this Agreement.



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

9        BANK ACCOUNTS

9.1 The Disclosure Letter contains full and accurate details of all of the Company's investment, deposit and bank accounts and of the banks and other financial institutions at which they are kept. Since the date of each statement no payment out of any of the accounts has been made, except for routine payments in the ordinary course of trading, and the present balances are not substantially different from those shown in the statement. Amounts represented by cheques, warrants, mandates or other payment instructions issued or given by the Company which at the date of this Agreement remain outstanding or unpaid or unperformed do not exceed in the aggregate (pound)5,000,000 and will be duly paid by the Company

9.2 Full details of all overdraft, loan and other financial facilities available to the Company and the amounts outstanding, under them are disclosed by the Disclosure Letter and no Person who provides any of those facilities has given any indication that they are considering withdrawing or altering any of such facilities.

9.3 So far as the Vendors are aware, the Company has not done or omitted to do anything whereby the continuance of the facilities referred to in paragraph 9.1 above may be prejudiced or affected.

9.4 The Disclosure Letter contains full details of all outstanding borrowings and other indebtedness of the Company other than amounts owed to trade creditors. Except for such borrowings and indebtedness and amounts due to trade creditors, the Company does not have outstanding any loan capital and has not incurred or agreed to incur any borrowing which it has not repaid or satisfied, nor has it lent or agreed to lend any money which has not been repaid to it nor does it own the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading) nor is it a party to or have any obligation under:

         (a) any debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangements or sale and lease back arrangements; or

         (b) any other arrangements the purpose of which is to raise money or provide finance or credit.

9.5 No event which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under or any breach of any of the terms of any loan capital, borrowing, debenture or financial facility of the Company or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

9.6      The Company has not factored or discounted any of its debts.

10       CONDUCT OF BUSINESS

10.1 The Vendors are not aware of any material breach by the Company of any Material Contract to which the Company is a party or of any allegation of such a thing. So far as the Vendors are aware no written notice has been received from any third party to any Material Contract to which the Company is a party that any event has occurred prior to the date of


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

         this Agreement which would entitle that third party to terminate that contract prematurely.

10.2 No Material Customer or Material Supplier has during the 12 months preceding the date of this Agreement ceased or indicated an intention to cease trading with or supplying to the Company or is likely to reduce substantially its trading with or supplies to the Company .

10.3 In the twelve months prior to the date of this Agreement not more than ten per cent in value of purchases by the Company were placed with any one supplier and not more than ten per cent in value of sales by the Company were made to any one customer.

10.4 So far as the Vendors are aware the Company has obtained all licences, permissions and consents required for the carrying on of its business (save for any such licences, permissions or consents which relate to Intellectual Property matters, which are dealt with under paragraph 23 below) and, such licences, permissions and consents are listed in the Disclosure Letter, are in force and effect, are not limited in duration (except as referred to on the faces of the relevant documents) or subject to onerous conditions. The Company has complied with all conditions of and requirements relating to all such licences, permissions and consents.

10.5 So far as the Vendors are aware the Company is in compliance in all material respects with all laws, statutes, rules, regulations, ordinances, decrees and orders of all applicable governmental authorities applicable to it and its business and neither the Vendors nor the Company has received any notice that any violation or potential violation or any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging or investigating any failure to comply (except such failures to company that could not, individually or in the aggregate, have a material adverse effect on the business and prospects of the Company) and the Vendors are not aware of any circumstances which would give rise to any such action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice.

11       DIRECTORS AND EMPLOYEES

11.1 The details of the Employees and the particulars of their employment set out in the relevant list contained in the Disclosure Letter are accurate and complete in all material respects. So far as the Vendors are aware, no person who was formerly employed by the Company has a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise) or a right to be reinstated or re-engaged in the Company or to any other compensation.

11.2 The terms and conditions of employment of all Employees of the Company are in all material respects in accordance with the standard terms and conditions supplied to the Purchaser.



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

11.3     There are not in existence:

         (a) any service agreements or other contracts with Employees which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than compensation under the Employment Rights Act 1996); or

         (b) any consultancy agreements or other contracts for service whether written or oral between the Company and any other Person firm or company; or

         (c)      any arrangements by which any Person has the use of any credit
                  or  charge   card  or  account   for  which  the   Company  is
                  responsible.

11.4 There are no arrangements to which the Company or its holding company is a party, involving share options profit sharing or bonus or incentive payments for Employees.

11.5 There is no actual or, so far as the Vendors are aware, threatened dispute between the Company and a material number of its Employees nor, so far as the Vendors are aware, any circumstances likely to give rise to any such dispute; there have been no strikes or industrial action short of strike action (official or unofficial) by any of the Employees during the period of two years immediately preceding the date hereof and there is no agreement or arrangement written or oral between the Company and any trade union or other body representing Employees in relation either to recognition of trade union or other body or to collective terms and conditions or representation.

11.6 Within the period of 3 months prior to the date of this Agreement no Employee has been given notice of termination of his employment (or has had his employment terminated without notice) and no Employee has left the Company's employment of his own accord or tended his resignation.

11.7 Full particulars are contained in the Disclosure Letter of any outstanding offer of employment made to any person by the Company and there is no person who has accepted such an offer in writing but whose employment has not yet started.

11.8     In respect of each of the Employees the Company has:

         (a) so far as the Vendors are aware, performed all obligations and duties required to be performed by it (and has settled all outstanding claims and debts), whether arising under contract, statute, at common law or in equity; and

         (b) paid to the Inland Revenue and any other appropriate authority all taxes, National Insurance contributions and other levies due in respect of the Employees in respect of their employment by the Company up to Completion.

11.9 The Company has not offered, promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the Employees.



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

11.10 The Company has maintained current adequate records regarding the service and terms and conditions of employment of each of its Employees including without limitation those required pursuant to the Working Time Regulations 1998 and the National Minimum Wage Regulations 1999.

11.11 So far as the Vendors are aware no liability has been incurred by the Company (including without limit any amounts outstanding or promised to any Employees) which remains undischarged for breach of any contract of service or for services or for redundancy payments (including protective awards) or for compensation under any employment legislation or regulations or for wrongful dismissal, unfair dismissal, equal pay, sex, race or disability discrimination or otherwise and no order has been made in the 12 month period prior to the date of this Agreement for the reinstatement or re-engagement of any of the Employees or any person formerly employed or engaged by the Company.

11.12 The Company does not have an obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Company has not operated any discretionary practice of making any such excess payments save to the extent, in both cases, disclosed in the documents in section IV, file 4 of the Data Room.

11.13 The Company is not engaged or involved in any, claim or legal proceedings (whether arising under contract, common law, statute or in equity including without limitation under the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Sex Discrimination Act 1986, the Employment Act 1989, the Trade Union and Labour Relations Consolidation Act 1992, the Disability Discrimination Act 1995, Article 141 of the Treaty of Rome, the Working Time Regulations 1998 or the National Minimum Wage Act 1998) by any of the Employees or the Company's former employees, former directors or former consultants or employee representatives or Trade Unions acting on behalf of any such Employees or former Company employees, former directors or consultants.

11.14 The Company has not made any loan or advance (other than a loan to purchase a rail season ticket) to any of the Employees which is outstanding.

11.15    No Employee is currently on a career break.

11.16 There are no arrangements, whether contractual or otherwise, entitling any of the Employees to any payments by the Company or other benefits from the Company arising from the sale or disposal of the Sale Shares.

11.17 The Company has in all material respects complied with its obligations under statute and regulations concerning the health and safety at work of its employees.

12       PENSIONS

12.1 Other than in respect of the Pension Plans the Company has no obligation to pay or provide any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement called for the purpose of this paragraph 12 "BENEFITS" to or for the benefit of any of the Company's employees or


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

         directors or former employees or former directors (together called, for the purposes of this paragraph 12, "EMPLOYEES") or for the benefit of dependants of any such Employees and is not a party to or obliged to contribute to any or under any agreements, arrangements, customs or practices for the payment of or contribution towards Benefits to or for the benefit of Employees or such dependants nor has any proposal to establish any such agreement or arrangement been announced.

12.2 Full details of the Pension Plans are included or annexed to the Disclosure Letter in the form of:

         (a) copies of all trust deeds and rules governing or relating to the Pension Plans;

         (b) copies of all current booklets, announcements and other explanatory literature issued to the Employees who are members of the Pension Plans and copies of letters or other documents relating to arrangements for individual members or groups of members.

         (c) particulars of any discretionary increases (whether customary or otherwise) in Benefit under the Pension Plans granted in the period of 3 years prior to the Completion Date;

         (d) a copy of the contracting-out certificate and letter of Inland Revenue approval in respect of the Pension Plans;

         (e) in relation to the UK Plans, trustee resolutions and a copy of the latest audited accounts of the UK Plan

12.3 No discretion or power has been or will before Completion be exercised under the Pension Plans to:

         (a)      augment   benefits   thereunder  in  respect  of  any  of  the
                  Employees;

         (b) admit to membership an Employee who would not otherwise have been eligible for admission to membership thereof;

         (c) provide in respect of a member who is an Employee a benefit which would not otherwise be provided in respect of such member; or

         (d) pay a contribution thereto in respect of an Employee which would not otherwise have been paid.

12.4 All benefits (other than refunds of contributions) payable under the Pension Plans on the death of a member who is an Employee are fully insured under a policy held in the name of the trustees of the relevant Pension Plan effected with an insurance company of good repute and all premiums due under such policy have been paid.

12.5 No payment or repayment of any of the assets of the Pension Plans has been made to any employer participating in the Pension Plans.



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

12.6 There has been no breach of the trusts of the Pension Plans and there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the trustees or administrator of the Pension Plans or against the Vendors or the Company or any other employer which participates in the Pension Plans in respect of any act, event, omission or other matter arising out of or in connection with the Pension Plans. There have been no submissions or referrals made to the Occupational Pensions Regulatory Authority, to the Pensions Ombudsman or to OPAS in relation to the Pension Plans and so far as the Vendors are aware no such submission or referral is proposed or threatened.

12.7     In relation to the Pension Plans:

         (a) the current rates of all contributions are set out in the Disclosure Letter and there are not at the date hereof any contributions thereto from or in respect of Employees or other payments which have fallen due but are unpaid;

         (b) since the report of the last actuarial valuation for the Main Plan and Supplementary Plan contributions in respect of Employees have been made at the rate or rates recommended in such report or any other subsequent actuarial advice;

         (c) the benefits payable under the UK Plan whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member which are held by the trustee of the UK Plan.

12.8 The Pension Plans are approved by the Commissioners of Inland Revenue as exempt approved schemes for the purposes of Part XIV Chapter I ICTA 1988 and the Vendors are not aware of any circumstances which might give the Inland Revenue reason to withdraw such approval.

12.9 The Main Plan and UK Plan are contracted-out schemes for the purposes of the Pension Schemes Act 1993 and have been administered in accordance with the contracting-out requirements of Part III of that Act. The Company holds or is named upon a current contracting-out certificate issued since 5th April 1997 in relation to the Main Plan and UK Plan.

12.10 The Pension Plans do not distinguish between male and female members (except in relation to maternity) in the provision of benefits relating to periods of pensionable service after 17th May 1990 and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

12.11 The Pension Plans have not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

12.12    The Pension Plans have been administered in accordance with:

         (a) the preservation requirements within the meaning of section 69 Pension Schemes Act 1993;



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

         (b)      the equal access requirements of section 62 Pensions Act 1995;
                  and

         subject thereto in accordance with the trusts powers and provisions of the Pension Plans and overriding legislation including, without limitation, the requirements of Article 141 of the EC Treaty of Rome.

12.13 The Company has been properly admitted to participation in the Pension Plans.

12.14 No company or other entity participates in or has at any time participated in the UK Plan other than to the extent shown in the Disclosure Letter.

12.15 None of the assets of the UK Plan are invested (directly or indirectly) in or loaned (directly or indirectly) to the Company and there is no "EMPLOYER-RELATED INVESTMENT" (as such term is utilised in section 40(2) of the Pensions Act 1995), whether direct or indirect.

12.16 The assets, investments and policies comprising the funds of the UK Plan are and will be at the Completion Date beneficially held in the names of the trustees of the UK Plan and legally and effectually comprised within the assets of the UK Plan.

12.17 No benefit will become payable or be subject to any augmentation as a result of Completion which, had Completion not occurred, would not have resulted in such benefit becoming payable or being subject to augmentation.

12.18 As far as the Vendors are aware no undertaking or assurance (whether legally binding or not) has been given to any Employee about the continuation of the Pension Plans or any alteration to or from its terms or the increase or improvement of benefits.

12.19 As far as the Vendors are aware the Pension Plans comply in all respects with the requirements of the Pensions Act 1995.

13       COMMERCIAL CONTRACTS AND JOINT VENTURES

13.1 There are not now outstanding so far as the Vendors are aware, any contract or arrangement to which the Company is party which is outside the ordinary course of business of the Company and of a long-term nature (which for this purpose includes a contract or arrangement which is not capable of being terminated by three months' notice or less without payment of compensation or damages).

13.2 The Company has never been, and is not party to any joint venture, consortium or partnership arrangement or agreement or a member of any unincorporated association.

13.3 Copies of all Material Contracts are set out in section IX, file 9.11.6 and section XXVII, file 27.1.27 of the Data Room.

13.4 The Company is not a party to nor does it have any liability (present or future) under any guarantee or indemnity or letter of credit.



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

13.5 Except for any guarantee or warranty implied by law or contained in its standard terms of business (a copy of which is attached to the Disclosure Letter) or otherwise in the ordinary course of business, the Company has not given any guarantee, indemnity, warranty or made any representation, in respect of goods or services supplied or contracted to be supplied by it or accepted any liability or obligation that would apply after any such goods or services had been supplied by it.

13.6 To the extent that the Vendors have disclosed, in or pursuant to the Disclosure Letter, copies of contracts to which the Company is a party, such copies are true in all material respects and complete copies of the documents of which they purport to be copies.

13.7 So far as the Vendors are aware all Material Contracts are valid and binding, and so far as the Vendors are aware no such agreement is voidable. Neither the Company nor so far as the Vendors are aware any other party is in default (nor, with the lapse of time, will be in default) under any Material Contract being a default which would be material in the context of the financial or trading position or prospects of the Company, and the Vendors have not received written notice of any claim alleging any such default.

13.8 Since 1st July 1999 the Company has not entered into, and as at the date of this Agreement it is not in the course of negotiating any agreement, and there is no submitted offer or tender which is capable of being converted into, an agreement:

         (a) which involves or may involve obligations, restrictions or expenditure other than in the ordinary course of business of the Company;

         (b)      which  imposes  non-compete   restrictions  on  the  Company's
                  ability to carry on any business in any part of the world;

         (c) pursuant to which the Company has advanced money other than trade credit, deposits, prepayments or other advance payments or payments on account made in the ordinary and proper course of business.

13.9 The Company has not given or received notice terminating any Material Contract.

13.10 There are not now outstanding any Security Interest given by or in relation to the Company.

14       UNISSUED CAPITAL

14.1 There are no agreements, commitments or instruments in force which require or confer the right (conditionally or unconditionally) to require the issue or transfer of any share or loan capital or other securities of the Company nor are there any agreements restrictions or obligations entered into by or binding on the Company as to its unissued share or loan capital or other securities.



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

15       LITIGATION, OFFENCES AND PROCESSES

15.1 Apart from routine debt collection the Company is not engaged in any material litigation (whether criminal or civil), arbitration, reference of any dispute or disagreement to an expert or any alternative dispute resolution process and no such litigation, arbitration, reference or alternative dispute resolution process is pending or threatened and, so far as the Vendors are aware, there are no facts or circumstances likely to give rise to such litigation, arbitration, reference or any alternative dispute resolution process.

15.2 At the date hereof, neither the Vendors nor the Company have received any written notice that any regulatory authority will revoke, cancel, rescind, modify or refuse to renew any licences, authorisation, permits and certificates required to operate the business of the Company (the "LICENCES").

15.3 So far as the Vendors are aware, they have not received any material written complaints constituting breach of contract from any person in relation to the provision by the Company of the various services comprised in the business of the Company which it believes should be brought to the attention of the Purchaser.

16       GRANTS

16.1 Full particulars of all grants, allowances, aids and subsidies paid or made to the Company during the last six years by, and of all outstanding claims by the Company for any such grant, allowance, aid or subsidy from, any supranational, national or local authority or government agency are set out in the Disclosure Letter. The Company has not done or failed to do anything as a result of which all or any part of any investment or other grant, allowance, aid, subsidy or similar payment made or due to be made to the Company is liable to be repaid, forfeited or withheld in whole or in part and nor will the sale of the Shares have that result.

17       TRANSACTIONS WITH SHAREHOLDERS OR DIRECTORS

17.1 Save for trading account balances arising in the ordinary course of business, no monies are owed by the Company to any director of the Company or to the Vendors or to any person connected with any such director or the Vendors.

17.2 Save for trading account balances arising in the ordinary course of business, the Company has no debts owed to it by its directors or any of them or by the Vendors or by any person connected with any such director or the Vendors.

17.3 There is no contract or arrangement which is other than on arm's length terms outstanding between the Company (on the one hand) and the Vendors or the Company's directors or any person connected with the Vendors or any such director (on the other hand).

18       ADMINISTRATION

18.1 The Disclosure Letter discloses a true and accurate copy of the Memorandum and Articles of Association of the Company together with copies of all resolutions and other documents required by law to be attached to them.



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

18.2 The register of members of the Company contains a true and accurate record of the members and all former members of the Company and their holdings of shares in the capital of the Company.

18.3 The statutory books (including all registers and minute books) of the Company have been properly kept, do not contain any material error or omissions and no notice or allegation that any of them is incorrect or should be rectified has been received.

18.4 All documents which should have been delivered by the Company to the Registrar of Companies have been properly so delivered.

19       CAPACITY OF THE VENDORS

19.1 Each Vendor is a duly incorporated corporation and is validly existing under the laws of Delaware.

19.2 Each Vendor and each of its other relevant related companies has the requisite power and authority to enter into and perform this Agreement and the Ancillary Documents to be entered into by it pursuant to this Agreement.

19.3 This Agreement constitutes and the Ancillary Documents executed by the Vendors and any of their related companies which are to be delivered at Completion will, when executed, constitute binding obligations of each Vendor or its related company (as the case may be) in accordance with their respective terms.

19.4 The execution and delivery of and the performance by the Vendors and their relevant related companies of their respective obligations under, this Agreement and the Ancillary Documents will not:

         (a) result in a breach of any provision of the memorandum or articles of association of any of the Vendors, their related companies or the Company; or

         (b) result in a breach of, or constitute a default under, any instrument to which any of the Vendors, their related companies or the Company is a party or by which any of them is bound; or

         (c) result in a breach of any order, judgement or decree of any court or governmental agency to which any of the Vendors, their related companies or the Company is a party or by which any of them is bound; or

         (d) require the consent of the shareholders any of the Vendors and their related companies or the consent of any other person.

19.5 No order has been made or petition presented or resolution passed for the winding-up or administration of either of the Vendors, no distress, execution or other process has been levied on any of the assets of either of the Vendors, no liquidation, provisional liquidator, receiver or administrative receiver of either of the Vendors has been appointed and there is no reason to believe that such person might be appointed


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         in respect of its business or assets or any part thereof,  and no event has occurred in any jurisdiction other than England and Wales which is analogous to any of the foregoing.

20       POWERS OF ATTORNEY

20.1 The Company has not given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its employees to enter into routine trading contracts in the normal course of their duties.

21       INSOLVENCY

21.1 No order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

21.2 No administration order has been made and no petition for such an order has been presented in respect of the Company.

21.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets.

21.4 The Company is not insolvent, or unable to pay its debts as they fall due.

21.5 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of the Company.

21.6 No event analogous to any of the foregoing has occurred in or outside England.

21.7     No unsatisfied judgement is outstanding against the Company.

21.8 No guarantee, loan capital, borrowed money or interest is overdue for payment by the Company, and no other obligation or indebtedness is outstanding which is substantially overdue for performance or payment by the Company.

22       COMPETITION AND TRADE REGULATION

22.1 The Company is not a party and has not been a party during the last six years, to any agreement, arrangement or concerted practice which:

         (a)      is  subject  to  registration   under  the  Restrictive  Trade
                  Practices Act 1976 and 1977 (as amended);

         (b) contravenes the provisions of the Resale Prices Act 1976 (as amended) or any secondary legislation adopted under the Fair Trading Act 1973;

         (c) would infringe any provision of the Competition Act 1998, if such provision were now in force:



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         (d)      so far as the  Vendors  are aware  infringes  Article 81 or 82
                  (formerly Articles 85 and 86) of the Treaty establishing the European Economic Community or any other anti-trust or similar legislation in any jurisdiction in which the Company carries on business or has assets or sales; or

         (e) is void or unenforceable (whether in whole or in part) or may render the Company liable to proceedings under any such legislation as is referred to in paragraphs (a) to (d) above.

22.2 So far as the Vendors are aware, there are no aspects of the Company's business which are or are likely to be subject to investigation by the Office of Telecommunications in the United Kingdom.

23       INTELLECTUAL PROPERTY

23.1 Details of all rights in registered Intellectual Property owned by the Company are set out in the Disclosure Letter. Such rights are owned legally and beneficially by the Company, free from all Security Interests and all renewal fees required for the maintenance of such rights have been paid.

23.2 So far as the Vendors are aware, the Company is not infringing the Intellectual Property rights or making unauthorised use of the rights in confidential Business Information of any third party.

23.3 So far as the Vendors are aware, no third party is infringing any Intellectual Property rights or making unauthorised use of any rights in confidential Business Information owned by the Company.

23.4 So far as the Vendors are aware, the Company has not disclosed any confidential Business Information to any person other than the employees or other members of the AT&T Group, except under an obligation of confidentiality.

23.5 The Intellectual Property and Business Information owned by or licensed to the Company is all the Intellectual Property and Business Information that is necessary in all material respects to carry on the business of the Company in the same manner that it is presently carried on.

23.6 The Company has, if required to do so under the Data Protection Act 1984, duly registered as a data user and has complied in all material respects with the Data Protection Act Principles as set out in that Act.

24       INFORMATION TECHNOLOGY

24.1 The Company has made enquiries as to the Year 2000 compliance of the Information Technology of its suppliers as listed in the Disclosure Letter. Details of such enquiries made in relation to suppliers are set out in the Disclosure Letter.

24.2 The Disclosure Letter sets out the actions taken by the Company in respect of Year 2000 compliance of the Information Technology and the steps that the Company has taken in relation to any Year 2000


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         compliance  recommendations  formally  communicated to it in writing by third party suppliers of Information Technology.

25       COMPUTER SYSTEMS

25.1 No person, other than the Employees, contractors, and independent third parties under development, maintenance or support contracts, is entitled to have access to or operate any of the Company's owned or leased computer hardware.

25.2     The Company either:

         (a) owns free from all claims, liens, charges, encumbrances and equities the copyright in all computer software used by it in relation to its business, in which case it is entitled to use and otherwise exploit that software without restriction; or

         (b) has, so far as the Vendors are aware, a valid and subsisting licence to use that software in respect of which the Company has complied with its obligations in all material respects and in each case where bespoke software of material importance to the business of the Company has been developed for the Company, the Company has rights to access the relevant source code for that software.

25.3 The Disclosure Letter sets out a summary of the Company's data back-up policies and IT disaster recovery policies and there is set out at section II, file 2 of the Supplemental Data Room the Company's manuals in connection with such policies and the Company has materially complied with the procedures set out in those manuals.

26       DATA ROOM

26.1 Since 28 January, 2000, no documents have been added to the Data Room or amended other than as listed in the Supplemental Data Room Index.

27       LISTED CUSTOMERS

27.1 The Listed Data Customers and the Listed Voice Customers set out in the Wholesale Agreement are the same customers as are referred to in the Framework Agreement of July 1999 between AUCS and members of the AT&T Group.







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                          Part B - Taxation Warranties

1 All accounts computations returns notices or information ("RETURNS") required to be made submitted or given to any Tax Authority by the Company (including, without limitation, all Returns in respect of PAYE and National Insurance) have been properly and duly prepared and punctually made submitted or given and are up-to-date and correct in all material respects.

2 The Company is not (and in the last seven years has not been) in dispute with or subject to any investigation by any Tax Authority other than standard visits or audits and, so far as the Vendors are aware, there are no facts or circumstances likely to give rise to or be the subject of any such dispute or investigation.

3 The Company has (to the extent required by law) preserved and retained in its possession complete and materially accurate records relating to Tax and the Company has sufficient records relating to past events to calculate for Tax purposes the profit, gain, loss, balancing charge or balancing allowance which would arise on the disposal or realisation of any assets owned at the Accounts Date or acquired since that date but before Completion.

4 The Company has paid to the relevant Tax Authority all Tax and deductions or withholdings required to be deducted including those under the PAYE and National Insurance systems and in respect of any Tax chargeable on benefits provided for its employees or former employees and is not liable to pay any interest, penalty, fine or surcharge in respect of any such Tax.

5 The Company is registered for VAT, is a taxable person, does not make any material exempt supplies and has complied in all material respects with the requirements of the VATA 1994 and all applicable regulations and orders in respect of VAT.

6        The Company has, since 1 February 1995 been treated for the purposes of
         Section 43 VATA 1994 as a member of a group of companies (the "VAT GROUP") of which the representative member is AT&T (UK) Ltd (the "REPRESENTATIVE MEMBER").

7 The Representative Member (in relation to the Company) has made, given, obtained and kept full, complete correct and up-to-date returns, records, invoices and other documents appropriate or required for the purposes of VATA 1994 and is not in arrears with any payments or returns due.

8 No agreement or arrangements have been made or are in place under which the Company is or could become liable (except as provided for in the Accounts) to make any payment to the Representative Member (or any other past or present member of the VAT Group) in respect of some or all of the Representative Member's liability to account to H.M. Customs and Excise for VAT.



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

9 The Company has no assets to which the provisions of Part XV Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply.

10 The Company has not at any time made any election to waive exemption under the provisions of VATA Schedule 10 for value added tax in respect of any land or buildings currently within its ownership.

11 All documents required to prove the title of the Company to any assets owned at the date of this Agreement have been duly stamped.

12 Since the Accounts Date the Company has not incurred any liability to stamp duty reserve tax.

13 The Company is resident for tax purposes only in the United Kingdom and has never paid tax on income profits or gains to any Tax Authority in any other country.

14 So far as the Vendors are aware, the Company has not given any indemnity in respect of any Taxation under which it would be liable to make a payment in consequence of the failure by any other Person to discharge that Taxation, where the Taxation relates to a profit, income, gain, transaction or event arising, occurring prior to Completion.

15 The Company has not since the Accounts Date made any payment which is or, so far as the Vendors are aware, may be, treated as a distribution for the purposes of ICTA 1988 Sections 209 to 211.

16 So far as the Vendors are aware, the Company has not disposed of nor has it acquired any capital asset in such circumstances that the provisions of TCGA 1992 Section 17 could apply.

17 The Company has not at any time in the last 10 years redeemed, repaid or purchased or agreed to redeem, repay or purchase any of its own shares.

18 The provision for deferred Taxation in respect of the Company contained in the Accounts is adequate and in accordance with accountancy practices generally accepted in the United Kingdom.

19 The Company is not and has never been a close company as defined in ICTA 1988.

20       Instalment Payments etc.

20.1 The Disclosure Letter correctly identifies whether or not the Company is a "large company" within the meaning of regulation 3 of the Instalment Payments Regulations.

20.2 The Disclosure Letter contains full details of all instalment payments required to be made by the Company under the Instalment Payments Regulations since the Accounts Date and of all repayments claimed by the Company under the Instalment Payments Regulations since the Accounts Date, all such payments or repayments have been duly made or


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         received,  and the  computation  of each  such  payment  or  claim  for repayment took full and proper account of all relevant estimates and other information available to the Company at the time when any such payment was required to be made or (as the case may be) at the time when any such claim for repayment was submitted to the Inland Revenue.

20.3 The Company has sufficient books, documents, records and other information to enable it promptly to comply in full with any notice served on it under regulations 10 or 11 of the Instalment Payments Regulations in respect of any accounting period commencing before Completion.

20.4 No action has been taken by the Company before Completion such that the provisions of regulation 14 of the Instalment Payments Regulations could have effect in respect of the Company at any time.

21 The Company has not, at any time within the last six years, acquired any asset from any other company which was, at the time of the acquisition, a member of the same group of companies as the Company for the purposes of section 170 of Taxation of Chargeable Gains Act 1992.

22 Since the Accounts Date the Company has not been a party to any transaction for which any tax clearance provided for by statute has been or could have been obtained.










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                                   SCHEDULE 6

                  PROVISIONS FOR THE PROTECTION OF THE VENDORS

1        REMEDIES

1.1 Following Completion, a breach by the Vendors of any Warranty shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind or repudiate this Agreement.

1.2 Where the matter or default giving rise to a breach of any Warranty is capable of remedy, the breach shall not entitle the Purchaser to damages or other compensation unless written notice of the breach is given to the Vendors and the matter or default is not remedied to the reasonable satisfaction of the Purchaser within 30 days after the date on which such notice is served.

2        PARTIES TO CLAIMS

2.1 The Warranties and indemnities given by the Vendors in this Agreement shall be actionable only by the Purchaser (or any permitted assignee under clause 16.3) and no party other than the Purchaser (or any permitted assignee under clause 16.3) shall be entitled to make any claim or take any action whatsoever against the Vendors under this Agreement.

3        EXCLUSION OF CERTAIN CLAIMS

3.1 No claim shall be made by the Purchaser against the Vendors and the Vendors shall not have any liability to the Purchaser under the
         Warranties:

         (a) in respect of any liability or other matter or thing if and to the extent that liability, matter or thing would not have arisen or occurred but for an act, omission or transaction done, made or carried out by the Purchaser or the Company or any of their respective directors, employees or agents:

                  (i) before Completion at the written request of the Purchaser; or

                  (ii) after Completion where the Purchaser was or reasonably ought to have been aware that such act, omission or transaction would result in such liability PROVIDED THAT nothing in this sub-paragraph shall apply to any act, omission or transaction which:

                           (A)      is required by law; or

                           (B) is required pursuant to a legally binding commitment of the Company created on or before Completion; or

                           (C)      is in the ordinary course of the business of
                                    the  Company  as  carried  out   immediately
                                    before Completion; or

         (b) in respect of any matter resulting from a voluntary change in the accounting or taxation policies or practices of the Purchaser or any related company of the Purchaser or the


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                  Company (including the method of submitting  taxation returns)
                  introduced or having effect after Completion; or

         (c) in respect of any liability or other matter or thing to the extent that it occurs as a result of or is otherwise attributable to:

                  (i) any legislation not in force at the date hereof or any change of law or administrative practice having retrospective effect which comes into force after the date hereof; or

                  (ii) any increase hereafter in the rates of taxation in force at the date hereof; or

                  (iii) the Purchaser or the Company disclaiming any part of the benefit of capital or other allowances against taxation claimed on or before the date hereof; or

         (d) in respect of a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable, but this paragraph 3.1(d) shall not operate to avoid a claim made with reasonable particularity in respect of a contingent liability within the applicable time limits specified in paragraph 6.1;

         (e) in respect of any matter or thing fairly disclosed in the Data Room Documents;

         (f) in respect of any matter or thing disclosed in this Agreement or in the execution and performance of this Agreement or by reason or in consequence of the execution and performance of this Agreement;

         and the Warranties shall be deemed to be qualified accordingly.

4        ALLOWANCES AGAINST CLAIMS

4.1 The Vendors shall not be liable under the Warranties in respect of any claim if and to the extent that:

         (a) an allowance, provision or reserve is made in the Accounts, the Management Accounts or the Working Capital Statement in respect of the specific matter or thing giving rise to the claim; or

         (b) the loss in respect of which the claim is made is actually recovered in cash under a policy of insurance in force on the date of such loss (after allowing for the costs of recovery and any resulting increase in insurance premium) and the Purchaser undertakes with the Vendors that it will use all reasonable endeavours to seek to recover such loss under any policy of insurance which may cover the loss in respect of which such claim might otherwise be made.



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4.2

         (a) where the Company or the Purchaser is or becomes entitled (whether under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (including any fiscal or taxation authority or body) any sum in respect of taxation or any other loss, damage or liability which is or may be the subject of a claim against the Vendors under this Agreement (including the Tax Covenant), the Purchaser shall, if so required by the Vendors and subject to paragraph 4.2(b), take or procure the Company to take all such steps or proceedings as the Vendors may reasonably require to enforce such recovery at the Vendors' cost. However, nothing in this paragraph 4.2 shall require the Purchaser to commence proceedings unless counsel of at least 10 years standing gives an opinion that such proceedings have a reasonable prospect of success and provided that the Purchaser is reasonably satisfied that the third party has the financial means to make payment.

         (b) the Purchaser shall procure that the Vendors are provided with all such information and reports concerning any such steps or proceedings taken by the Purchaser or the Company as the Vendors may from time to time reasonably request.

         (c) if any such sum as is referred to in paragraph 4.2(a) shall be recovered by the Purchaser or the Company from the third party, any claim by the Purchaser or the Company in respect of any taxation or other loss, damage or liability to which the sum relates shall be limited (without prejudice to any other limitations on the liability of the Vendors referred to in this Schedule) to the amount (if any) by which the amount of such claim exceeds the aggregate of:

                  (i)      the  sum  recovered  less  all  costs,   charges  and
                           expenses incurred by the Purchaser in recovering that sum from the third party; and

                  (ii) any sum or sums previously paid by the Vendors to the Purchaser or the Company in respect of such claim,

4.3

         (a) any liability of the Vendors under the Warranties (other than the Tax Warranties) in respect of any matter shall be computed after taking into account and giving credit for any corresponding increase in the value of the net assets of, or other saving by or benefit to, the Purchaser or the Company, in each case solely to the extent actually realised by the Purchaser or the Company as the case may be, resulting from the same matter, including without limitation any saving of taxation.

         (b) if the Vendors shall have made any payment in respect of a claim under the Warranties and the Company shall receive a benefit or refund which the Vendors can demonstrate was not taken into account in computing their liability in respect of the claim and would have reduced the liability had this been


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                  so, the Purchaser  shall  forthwith repay to the Vendors a sum corresponding to the account by which the Vendor's payment would have been reduced had such benefit or refund, as the case may be, been taken into account.

5        THIRD PARTY CLAIMS

5.1      Subject to the Vendors indemnifying the Purchaser pursuant to paragraph
         5.2 below, the Vendors shall be entitled to require the Purchaser (in the name of the Company if the Vendors so request) or the Company at the expense of the Vendors to take all such steps or proceedings as the Vendors may reasonably consider necessary in order to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim by a third party against the Company which will or may give rise to a claim under the Warranties other than the Tax Warranties (a "RELEVANT THIRD PARTY CLAIM").

5.2 The Purchaser shall act or shall procure that the Company shall act in accordance with any such requirements subject to the Purchaser and/or the Company being properly indemnified to the reasonable satisfaction of the Purchaser against all costs, charges, liability damages and expenses incurred in connection with the taking of such steps or proceedings.

5.3 For the purpose of enabling the Vendors to avoid, dispute, resist, mitigate, compromise, defend or appeal against any relevant third party claim or to decide what steps or proceedings should be taken in order to do so, subject to the Vendors admitting liability in respect of the relevant third party claim and indemnifying to Purchaser pursuant to paragraph 5.2 above, the Purchaser shall:

         (a) give notice to the Vendors within one month of any relevant third party claim or any circumstance giving or likely to give rise to a relevant third party claim coming to its notice or to the notice of the Company;

         (b) subject as aforesaid, give the Vendors or their duly authorised representatives reasonable access to the personnel of the Purchaser and/or the Company (as the case may be) and to any premises, chattels, accounts, documents and records which are relevant to such claim and are within the power, possession or control of the Purchaser and/or the Company ("RELEVANT ASSETS") to enable the Vendors and their duly authorised representatives to investigate the claim and to examine and take copies or photographs of the relevant assets at their own expense; and

         (c) subject as aforesaid, if the Vendors so request, delegate entirely to them the conduct of any proceedings of whatsoever nature arising in connection with the third party claim and, in that event, give or cause to be given to the Vendors all such assistance as they may reasonably require in disputing the claim and instruct such solicitors or other professional advisers as the Vendors may nominate to act in accordance with their instructions on their behalf or on behalf of the Company.

5.4 The Vendors shall reimburse to the Purchaser or the Company (as the case may be) all costs, charges liabilities, damages and expenses incurred by it in complying with its obligations under paragraphs 5.1 to 5.3 inclusive and, subject as aforesaid, the Purchaser shall not


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         (and  shall  procure  that the  Company  shall  not)  accept  or pay or compromise any relevant third party claim or make any submission in respect of it.

5.5 The provisions of paragraph 8 of the Tax Covenant shall apply to the Tax Warranties as if a liability under the Tax Warranties were a liability under the Tax Covenant.

5.6 The Vendors shall not accept or pay or compromise any relevant third party claim without the prior written consent of the Purchaser (such consent not to be unreasonably withheld).

5.7 In the event that the Purchaser becomes aware of any relevant third party claim and the Vendors dispute that the relevant third party claim will or may give rise to a claim under the Warranties or the Tax Warranties, the Purchaser shall, in addition to any duty to mitigate arising by operation of law, be under an express duty to mitigate (or procure that the Company shall mitigate) the relevant third party claim and shall (or procure that the Company shall) take all reasonable such steps or proceedings as may be necessary in order to avoid, dispute, resist, mitigate, compromise, defend or appeal against such relevant third party claim.

6        TIME LIMITS

6.1 No claim shall be brought by the Purchaser for breach of the Warranties or the Tax Covenant unless notice in writing of such claim (specifying in reasonable detail with supporting evidence the event, matter or default which gives rise to the claim and an estimate of the amount claimed) has been given to each of the Vendors :

         (a) in the case of a claim under the Tax Covenant or under any of the Tax Warranties, within 6 years after the end of the first accounting period ending after Completion; or

         (b)      in any other case, within fifteen months after Completion.

6.2

         (a) any such claim that may have been made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiration of 12 months after the date it was made unless court proceedings in respect of it shall then have been commenced against the Vendors;

         (b) for the purposes of paragraph 6.2(a) court proceedings shall not be deemed to have been commenced unless they have been both issued and served on the appropriate parties.

7        THRESHOLDS

7.1      For the purposes of paragraphs 7.2 and 7.3:



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         (a)      a "VENDORS' CLAIM" means a claim against the Vendors or either of them for breach of or otherwise in respect of the Warranties or under the Tax Covenant;

         (b) any references to "MATERIAL" or any similar qualifications expressed in a Warranty shall be relevant for the purpose of establishing whether or not there is a Relevant Breach but shall be disregarded in qualifying the loss in respect of which the resulting Vendors' claim is made;

         (c) the amount of a Vendors' claim shall be taken to be the liability which the Vendors would have in respect of it in the absence of any exclusions or restrictions under those paragraphs but taking account of all exclusions and restrictions of liability and allowances and set-offs provided for and all repayments made under the preceding provisions of this Schedule; and

         (d)      "THE   INDIVIDUAL    THRESHOLD"    means   an   amount   equal
                  to(pound)100,000 and "THE CUMULATIVE THRESHOLD" means an amount equal to (pound)500,000.

7.2 The Vendors shall have no liability in respect of any Vendors' claim unless:

         (a) that claim, when aggregated with all other connected claims or claims arising from the same facts or circumstances exceeds in value the individual threshold; and

         (b) the amount of that claim when added to the aggregate amount of all other Vendors' claims (each of an amount greater than the individual threshold) exceeds the cumulative threshold (in which case the full amount of that claim and those other claims shall be payable).

7.3 References to "(pound)" in this paragraph 7 shall, in relation to any relevant claim made in a currency other than pounds sterling, be construed as references to the equivalent in pounds sterling of such other currency at the date the claim is made, but such equivalent in pounds sterling shall not limit the Vendor's actual liability in respect of any Vendor's claim.

8        AGGREGATE MAXIMUM

8.1 The total liability of the Vendors in respect of all Vendor's claims shall not exceed an aggregate amount equal to (pound)39,000,000.

9        NO DUPLICATION OF LIABILITY

9.1 The Purchaser and the Company hereby agree with the Vendors that, in respect of any matter which may give rise to a liability under this
         Agreement:

         (a)      such liability shall not be met more than once;

         (b) any liability with respect to such matter under the Tax Covenant shall be deemed to be satisfied by the satisfaction of the liability with respect to such matter under any other provision of this Agreement and vice versa; and

         (c) any liability with respect to such matter to any of the Purchaser or the Company shall be deemed to be satisfied by the satisfaction of the liability with respect to such matter to either of them.

10       SUCCESSFUL CLAIMS DEEMED TO CONSTITUTE A REDUCTION IN PURCHASE PRICE

10.1 The satisfaction by the Vendors of any claim under this Agreement (including the Warranties and the Tax Covenant) shall be deemed to constitute a reduction in the consideration payable by the Purchaser to the Vendors for the sale of the Shares.

11       RESTRICTION OF TAX WARRANTIES

11.1 The provisions of paragraph 2 of Schedule 3 (Restriction of Tax Covenant) shall apply to the Tax Warranties mutatis mutandis as if set out herein.









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                                   SCHEDULE 7

                                    PENSIONS

1        INTERPRETATION

1.1 This Schedule applies to the Pension Plans. Where the context requires, references to the Plans include its trustees.

2        DEFINITIONS

2.1      In this Schedule the following expressions have the following meanings:

"ACTIVE MEMBERS" means members of the Pension Plans in pensionable service;

"ACTUARIES" means the Vendors' Actuary and the Purchaser's Actuary;

"ACTUARY"means a Fellow of the Institute of Actuaries or a Fellow of the Faculty of Actuaries in Scotland;

"ACTUARY'S LETTER" means the letter from the Vendors' Actuary to the Purchaser's
         Actuary relating to this Schedule dated 29 February 2000, a copy of which is Appendix A;

"APPENDIX" means an appendix to this Schedule;

"CONSENTING  MEMBERS"  means  those  Member  Employees  who are  Active  Members
         immediately   before  the  Pension  Transfer  Date  and  who  join  the
         Purchaser's Scheme on the Pension Transfer Date and who consent to a transfer of their rights accrued under the Plans to the Purchaser's Scheme (and who do not revoke such direction, become entitled to immediate payment of their benefits or die before the transfer is made);

"CONTRACTED-OUT  SCHEME",   "CONTRACTING-OUT  CERTIFICATE"  and  "CONTRACTED-OUT
         EMPLOYMENT" have the same meanings as in the Pension Schemes Act 1993;

"EXEMPT APPROVED SCHEME" has the same meaning as in Chapter I Part XIV Income and Corporation Taxes Act 1988 and "EXEMPT APPROVED" shall be construed accordingly;

"GUARANTEED MINIMUM  PENSION" has the same meaning as in the Pension Schemes Act
         1993;

"INLAND REVENUE" means the Commissioners of Inland Revenue;

"INVESTMENT ADJUSTMENT" means the Investment Adjustment set out in the Actuary's
         Letter;

"MAIN PLAN" means the AT&T ISTEL Pension Plan established by a definitive deed and rules dated 31 March 1989;



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

"MEMBER EMPLOYEES" means those employees of the Company who are Active Members at the Completion Date;

"MONEY PURCHASE SCHEME" has the meaning given in the Pension Schemes Act 1993;

"PARAGRAPH" means a paragraph of this Schedule;

"PAYMENT DATE" means the date 14 business days after the Purchaser has notified the trustees of the Plans and the Vendors of:

         (a) the date on which the Transfer Amount is agreed or determined pursuant to paragraph 6 or paragraph 11; and

         (b) the date on which the Purchaser has complied with its obligations under paragraph 4;

"PENSION TRANSFER DATE" means the date 6 months after the Completion Date; or such other date as may be agreed by the Vendors and the Purchaser;

"PLAN" means either or both of the Main Plan and the Supplementary Plan (and ("PLANS") shall be construed accordingly), and where the context requires includes the Main Plan Trustee and the Supplementary Plan Trustee;

"PURCHASER'S ACTUARY" means Tariq Hameed of William M Mercer;

"PURCHASER'S SCHEME" means the scheme to be nominated in accordance with paragraph 4. Where the context requires, the "PURCHASER'S SCHEME" includes its trustees;

"THE SUPPLEMENTARY PLAN" means the AT&T ISTEL Supplementary Pension Plan established by a definitive deed and rules dated 31st March 1989;

"SECTION 9(2B) RIGHTS" has the meaning set out in the Contracting-Out (Transfer and Transfer Payment) Regulations 1996 (SI 1996/1462)

"TRANSFER AMOUNT" is the sum calculated pursuant to paragraph 6.1;

"TRANSITIONAL PERIOD" means the period from and including the Completion Date up to but excluding the Pension Transfer Date;

"VENDORS' ACTUARY" means Simon Harris of Bacon and Woodrow;

This Schedule applies to each Plan separately.

3        THE TRANSITIONAL PERIOD

3.1

(a) The Vendors shall use all reasonable endeavours to procure that the Company and the Member Employees are permitted to continue to participate in the Pension Plans for the Transitional Period subject to the approval of the Inland Revenue, which approval the Vendors shall use all reasonable endeavours to obtain.

         (b) The Purchaser shall supply to the Vendors such information in its possession or control as may be required for obtaining the approval of the Inland Revenue to the Company's continued participation in the Plans.

3.2

         (a) The Purchaser and the Vendors shall use their respective reasonable endeavour to cause the Member Employees to continue to be in contracted-out employment by reference to the Pension Plans throughout the Transitional Period

         (b) the Purchaser shall procure that the Company will surrender any contracting-out certificate it obtains in relation to the Pension Plans under paragraph 3.2 (a) with effect from the Pension Transfer Date.

3.3 The Purchaser shall procure that the Company will in respect of the Transitional Period promptly pay or collect and remit (as appropriate) to the Pension Plans contributions of the amounts set out in the Actuary's Letter in respect of each Member Employee who participates in the Pension Plans.

3.4 Subject to paragraph 3.7 if any improvement in benefits or change affecting members' contributions is made under the Plans during the Transitional Period the Vendors shall forthwith inform the Purchaser and the Company of such improvement or change and the cost of funding it.

3.5 The Purchaser will during the Transitional Period (and subject to the requirements of paragraph 3.6 (b)) give to each of the Member
         Employees:

         (a) a notice offering membership of the Purchaser's Scheme with effect from Pension Transfer Date on terms which satisfy the requirements of paragraph 4;

         (b) a form of consent addressed to the Plans consenting to the transfer from the Plans to the Purchaser's Scheme in respect of their accrued rights under the Plans (if the Purchaser so elects, excluding their accrued rights to guaranteed minimum pensions, and section 9(2B) rights, where any of these remain payable under the Plans).

3.6 The Purchaser shall not and shall procure that any related company of the Purchaser will not during the Transitional Period

         (a) take or omit any action which would prejudice the approval of the Plans as an exempt approved scheme or the Main Plan as a contracted-out scheme;

         (b) make any announcements to the Member Employees on the subject of the Plans, or (up to the date of despatch of the notice pursuant to paragraph 3) on the subject of the Purchaser's Scheme which are not consistent with paragraph 4. For this purpose, the Purchaser must supply a draft of any such announcement to the Vendors prior to its issue, and may not issue such announcement until the Vendors have confirmed that


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

                  it is consistent with paragraph 4, such confirmation not to be unreasonably withheld or delayed;

         (c) exercise any power or discretion as a participating employer of the Plans except on such terms (whether as to payment of additional contributions or otherwise) as the Vendors may agree in writing (such agreement not to be unreasonably withheld or delayed);

         (d) and shall use all reasonable endeavours to procure that the Purchaser's Scheme will not take any action or assist any Person in any manner which would result in the Plans having to pay in respect of the Consenting Member a larger amount than the Transfer Amount to the Purchaser's Scheme.

The Purchaser agrees that the undertaking at paragraph 3.6(d) applies both during and after the Transitional Period.

3.7 The Pension Plans will not be amended (except with the consent of the Purchaser, such consent not to be unreasonably withheld or delayed) if any amendment:

         (a) affects the rate of contributions required to be paid by Member Employees during the Transitional Period;

         (b)      affects the rate of contributions of the Company; or

         (c) reduces the amount, or adversely affects the payment, of the Transfer Amount.

4        THE PURCHASER'S SCHEME

4.1 Before the Pension Transfer Date the Purchaser shall nominate a retirement benefits scheme or personal pension scheme which at the Pension Transfer Date:

         (a) will be an exempt approved scheme or capable of being exempt approved;

         (b)      may  be  a  contracted-out   scheme  with  a   contracting-out
                  certificate covering the employment of the Consenting Members;

         (c)      will subject to the receipt of the Transfer Amount either,

                  (i) provide benefits for Consenting Members (related to member's salary on termination of pensionable service under the Purchaser's Scheme) in respect of pensionable service completed in the Plans before the Pension Transfer Date which are in the opinion of the Purchaser's Actuary as agreed by the Vendor's Actuary at least equal in value on the assumptions set out in the Actuary's Letter to those that would have been provided in respect of that pensionable service in the Plans assuming that the Consenting Members remained in pensionable service under the Plans until retirement leaving service or earlier death, and that the Plans continued, unamended, until that date; or



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

                  (ii) apply the whole of the Transfer Amount exclusively to provide benefits for and in respect of Consenting Members without at the time of application making any deduction from the Transfer Amount whatsoever whether in commissions, fees or any other form.

4.2 The Purchaser will as soon as reasonably practicable after the Pension Transfer Date produce evidence to the Vendors that the Purchaser's Scheme meets each of the requirements set out in paragraph 4.1.

5        INFORMATION

5.1 The Purchaser shall upon request by the Vendors or the Vendors' Actuary promptly provide the Vendors with such documents and information in the Purchaser's or the Company's possession or control as the Vendors may require to calculate the Transfer Amount and to enable the Plans to obtain the approval of the Inland Revenue to a transfer of assets to the Purchaser's Scheme in respect of the Consenting Members which approval the Vendors shall use all reasonable endeavours to obtain. The Purchaser warrants that such data shall be in all material respects true, complete and accurate.

6        CALCULATION OF TRANSFER AMOUNT

6.1 The Vendors will instruct the Vendors' Actuary to calculate the Transfer Amount on the basis of the method and assumptions set out in the Actuary's Letter.

6.2 The Vendors shall instruct the Vendors' Actuary to allow the Purchaser's Actuary such reasonable access to the Vendors' Actuary's calculations of the Transfer Amount and the information on which they are based as the Purchaser's Actuary reasonably requires in order to check and agree that those calculations are mathematically correct and in accordance with the terms of this Schedule.

6.3 Paragraph 10 applies where the Purchaser's Actuary notifies the Vendor's Actuary that he does not agree with the amount of Transfer confirmed to him under paragraph 6.1.

7        THE PAYMENT OF THE TRANSFER AMOUNT

7.1 The Vendors shall use reasonable endeavours to procure that each of the Plans transfers on or before the Payment Date to the Purchaser's Scheme in respect of the Consenting Members the Transfer Amount in the form of such assets as may be agreed before the Payment Date between each of the Plans and the Purchasers Scheme.

7.2 The assets (if any) to be transferred from the Plans shall be valued at the mid-market price at the close of business on the relevant Stock Exchange two business days before the Payment Date.

7.3 If either Plan and the Purchaser's Scheme are unable to agree some or all of the particular assets to be transferred or the mid-market value of any such assets, the payment of the Transfer Amount (or the


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

         appropriate part of it) shall be satisfied by the Plan transferring cash equal to that part of the Transfer Amount in respect of which there has been no agreement as to the assets to be transferred.

7.4 There will be deducted from the Transfer Amount any sums, including but not limited to sums payable under paragraph 3.3, owed by the Company to the relevant Plan on the Payment Date.

8        SHORTFALL

8.1 The Vendors undertake (as principal and not as guarantor), not later than 10 days after receipt of a written demand from the Purchaser, to pay to the Purchaser (or at the Purchaser's direction to the Company), by way of an adjustment to the consideration payable under this Agreement an amount in cash (the "Shortfall") equal to:

         (a)      the Transfer Amount;

         LESS

         (b) the amount or value of assets actually received by the Purchaser's Scheme at the date of the written demand,

adjusted by the Investment Adjustment from the Payment Date to the actual date of payment under this paragraph.

8.2 Any Shortfall payment shall be the amount determined in accordance with this paragraph reduced by such percentage as is agreed by the Purchaser's Actuary and the Vendor's Actuary (or, in default of their agreement, as is determined under the disputes procedure in paragraph
         10) to be appropriate to reflect the value to the Purchaser (at the time of payment of the Shortfall) of the tax deductions which the Purchaser would obtain assuming it were to pay an amount equal to the Shortfall into the Purchaser's Scheme forthwith upon the receipt of the Shortfall.

9        MEMBER'S ADDITIONAL VOLUNTARY CONTRIBUTIONS

9.1 The Vendors shall use all reasonable endeavours to procure that on the Payment Date the Plans shall transfer to the Purchaser's Scheme any assets representing additional voluntary contributions (excluding any part of Members' Premium Pay Accounts referred to in paragraph 9.2) paid to the Plans by the Consenting Members other than any additional voluntary contributions which have been taken into account in calculating the Transfer Amount under paragraph 6.

9.2 The Vendors shall use all reasonable endeavours to procure that on the Payment Date the Plans shall transfer to the Purchaser's Scheme any assets representing the value of the Premium Pay Accounts (as referred to in Rule 23.15.3(b) in the Main Plan) attributable to the Consenting Members other than any Premium Pay Accounts which have been taken into account in calculating the Transfer Amount under paragraph 6.



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

10       REFERENCE TO INDEPENDENT ACTUARY

10.1 If the Purchaser's Actuary notifies the Vendors' Actuary that he does not agree the amount of the Transfer Amount certified to him under paragraph 6.1 , the Actuaries shall attempt to reach agreement as to the Transfer Amount but if no such agreement is reached within 28 days of the Purchaser's Actuary notifying his original disagreement the matter may be referred to an independent Actuary appointed jointly by the Vendors and the Purchaser. If they fail jointly to appoint the Actuary, paragraph 10.2 applies.

10.2 Where this paragraph 10.2 applies the matter shall be referred to and determined by an independent Actuary appointed by the President for the time being of the Institute of Actuaries on the application of either the Vendors or the Purchaser, whichever shall first apply.

10.3 The independent Actuary shall determine the Transfer Amount in accordance with this Schedule acting as an expert and not as an arbitrator and his decision (and any interim directions) shall be final and binding and his expenses shall be borne as he directs.

11       VENDORS' INDEMNITY

11.1 The Vendors shall indemnify and keep indemnified the Purchaser, the Company and any Member of the Purchaser's Group against all payments, damages, losses, costs and expenses (including legal expenses) of whatever nature arising from, or in connection with, any liability of the Company under section 75 of the Pensions Act 1995 referable to its participation in a retirement benefits scheme before Completion.

11.2 "Member of the Purchaser's Group" means the Purchaser, any subsidiary (as defined by section 736 of the Companies Act 1985) and any associate (as defined by section 435 of the Insolvency Act 1986).

11.3 Notwithstanding any other provision of the Agreement, this indemnity shall not be limited in amount but shall only apply to claims made within 12 years of the Pension Transfer Date.

12       NOTICE OF WITHDRAWAL

12.1 The Purchaser shall procure that immediately after Completion the Company gives to the trustees of the UK Plan a signed notice of withdrawal in the form set out in Appendix C to this Schedule.

13       FORM OF CONFIRMATION AND DISCHARGE

13.1 The Purchaser shall use its best endeavours to procure that the trustee(s) of the Purchaser's Scheme give the trustees of each of the Plans a form of confirmation and discharge in respect of the Transfer Amount substantially in the form set out in Appendix B to this Schedule.

14 The Vendors shall use their best endeavours to procure that within 3 months of Completion the Trustees of the UK Plan shall secure the accrued rights (including appropriate allowance for future salary increases) of John Ault (the "MEMBER") at Completion, whether arising under the UK Plan or under a letter to him dated 13 June 1988. The Vendors shall indemnify and keep indemnified the Purchaser, the Company and any member of the Purchaser's Group (as defined above) against any claims by the Member for benefits arising by reference to service before Completion.

                                   APPENDIX A

                                ACTUARY'S LETTER

                                   APPENDIX B

                       FORM OF CONFIRMATION AND DISCHARGE

To:  The Trustees of the AT&T ISTEL [Supplementary] Pension Plan (the "Plan")

We, the Trustees of the Purchaser's Pension Scheme refer to an agreement made the [ ] between [ ] and [ ] (the "Agreement") and in particular to the provisions relating to pension matters set out in Schedule 7 to the Agreement.

We acknowledge having received a Transfer Amount in connection with the Agreement of(pound)[ ] and confirm that:

1 The payment of the Transfer Amount discharges the trustees of the Plan from all further liability and obligations under the Plan for and in respect of the persons whose names are set out in the list annexed to this form; and

2        The Transfer Amount will be applied in accordance with paragraph 4.1 of
         Schedule 7 to the Agreement.


 ...................................................
[the Trustees of the Purchaser's Scheme]











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                                   APPENDIX C

                              NOTICE OF WITHDRAWAL

To: The trustees of the AT&T (UK) LTD Retirement Benefits Plan (the "Plan")

We, being AT&T Communications (UK) LTD, give notice under clause 19(b)(i) of the Second Definitive Deed and Rules of the Plan dated 29 November 1999 of our intention to:

         (a)      terminate our participation in the Plan; and

         (b) terminate our liability, and the liability of those of our employees who are members of the Plan, to contribute to the Plan,

with effect from 31 May 2000.



Signed  ......................................................
         for and on behalf of AT&T Communications (UK) LTD

                                   SCHEDULE 8

      PREPARATION OF THE 31/12/99 ACCOUNTS AND THE COMPLETION DATE ACCOUNTS

                                     PART A

                                     GENERAL

1 Until both the 31/12/99 Accounts and the Completion Date Accounts have been signed off by the Auditors producing a signed audit certificate, as provided below:

1.1 the Purchaser shall give or procure that the Vendors or the Auditors are given access at all reasonable times to all relevant books and records which are in the possession or under the control of the Company or the Purchaser (as the case may be); and

1.2 the Purchaser shall generally provide the Vendors and the Auditors with such other information and assistance as they may reasonably require (including access to and assistance at reasonable times from personnel employed by the Company or the Purchaser, as the case may be) in relation to the audit of the 31/12/99 Accounts and the Completion Date Accounts.

2 The Purchaser undertakes to the Vendors to procure that the Auditors remain the auditors of the Company until the audit certificate for the 31/12/99 Accounts and the Completion Date Accounts have been signed by them.

3 The Vendors and the Purchaser shall use their respective reasonable endeavours to comply with the requirements placed upon them under this
         Schedule 8 (including, without limitation, the provisions relating to timing).

4 All reasonable costs and expenses incurred by the Vendors and the Purchaser in connection with the preparation and approval of the 31/12/99 Accounts and the Completion Date Accounts pursuant to this
         Schedule 8 shall be for their own account and be borne by the Vendors and the Purchaser respectively, save that the whole of the Auditor's fees in connection with the preparation of both sets of accounts shall be borne by the Vendors and the Vendors hereby agree to indemnify and keep indemnified the Purchaser against all such Auditor's costs and expenses.

5 The Purchaser shall procure that the internal accounting team of the Company (consisting of Robin Anthony and his department) is deployed to the Vendors' reasonable request in the preparation and audit of the 31/12/99 Accounts and the Completion Date Accounts. It is acknowledged that the reasonableness of any Vendors' request will be determined in the context of the importance to the Guarantor of the delivery of the 31/12/99 Accounts by 15 April 2000 and the Vendor's liability to the Guarantor in liquidated damages for any failure to meet such requirement.

6 It is acknowledged and agreed that, in determining the application of resource pursuant to this schedule 8, the 31/12/99 Accounts shall take priority.





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                                     PART B

                                31/12/99 ACCOUNTS

1 The Vendors and the Purchaser shall jointly procure that, as soon as reasonably practical following Completion and in any event not later than 15th April 2000, the 31/12/99 Accounts shall have been audited and the auditors shall have signed the audit opinion and delivered the same to the Guarantor.

2 The 31/12/99 Accounts shall be prepared subject to paragraph 2(b) below, in accordance with and on the basis of consistent application of US GAAP and the accounting policies, principles and practices applied and adopted in the preparation of the Accounts.

3 For the purposes of preparing the 31/12/99 Accounts as soon as possible after the Completion Date, the Vendors will provide the services of Sue Hele (at Quadrant House for two consecutive days per week and at Highfield House for one other day per week) to assist with the management of the audit process for those accounts as follows:

         (a) to interface with the Auditors and to use the strength of AT&T's existing relationship with the Auditors to expedite the process;

         (b) to liaise with the Vendors' UK based and New Jersey based shared service centre management to ensure that the Vendors' appropriate resources are committed to the process;

         (c) to partner with and liaise with Robin Anthony and his team to ensure that a project plan for the audit is established.

4 The Vendors acknowledge that if the 31/12/99 Accounts are not delivered to the Guarantor by 15 April 2000 in accordance with paragraphs 1 and 2 above, the Guarantor will suffer a loss as a result of not being permitted to make appropriate filings with the Securities and Exchange Committee necessary to enable it to raise capital in the public markets. Under such circumstances and in consideration of the Guarantor agreeing to guarantee the obligations of the Purchaser pursuant to this Agreement, the Vendors shall pay to the Purchaser the sum of $100,000 for every day after 15 April 2000 until delivery of the 31/12/99 Accounts.

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                                     PART C

                            COMPLETION DATE ACCOUNTS

1 The Vendors and Purchaser shall jointly procure that, as soon as reasonably practical following Completion and in any event not later than 30th June 2000, the signed audited Completion Date Accounts shall have been prepared.

2 The Completion Date Accounts shall be prepared in accordance with UK GAAP and on the basis of consistent application of the accounting policies, principles and practices applied and adopted in the preparation of the 31st December 1998 accounts of the Company (set out in section I, file 1.9.9 of the Data Room).

3 The Completion Date Accounts shall not show any liability in respect of the VAT assessment raised on AT&T (UK) Ltd as representative member of the VAT group relating to VAT refunded to the Company and any liability in respect of this shall remain with AT&T (UK) Ltd.

4 The Purchaser shall procure that the Company adopts the Completion Date Accounts as its statutory accounts for the 14 month period to 29th February 2000 and files them at Companies House within 14 days of their date of adoption.

5 The Purchaser acknowledges that if the Completion Date Accounts are not prepared by 31 December 2000 the Vendors shall not be able to make filings for US tax purposes. Accordingly, the Parties have agreed that the Vendors shall have the right to require the Purchaser to pay $100,000 for every day after 31st December 2000 until delivery of the Completion Date Accounts.

                                   SCHEDULE 9

          WORKING CAPITAL STATEMENT ACCOUNTING POLICIES AND PRINCIPLES

                           A. POLICIES AND PRINCIPLES

                       ACCOUNTING POLICIES AND PRINCIPLES

Subject to the specific policies noted below the Working Capital Statement is to be prepared in accordance with UK GAAP and the accounting policies, principles and practices of the Company which are those applied and adopted in the preparation of the Company's statutory accounts for the year ended 31 December 1998 (set out in section I, file 1.9.9 of the Data Room). Necessarily the policies set out in the Vendors' statutory accounts do not describe in sufficient detail, in certain areas, how these policies are to be applied in the preparation of the Working Capital Statement. Therefore, and for the avoidance of doubt, the statements below clarify in greater detail how the Company's accounting policies are to be applied in preparing the Working Capital Statement.

The Working Capital Statement will be prepared in accordance with the historical cost convention.

The Working Capital Statement will list all the FACCT codes, which are amalgamated to form the individual elements of Working Capital.

1 1      PROVISION FOR BAD AND DOUBTFUL DEBTS

         A 75% provision for debts over 90 days, and 100% provision for debts over 121 days are provided, ageing being based on the invoice due date. In addition, those debtors in liquidation or receivership are provided for in full. No bad debt provision will be made with respect to intra-AT&T Group balances. The above policy will not be applied to the debtor balances in relation to AUCS and X-TANT. These will be treated on an individual basis because of the nature of the relationship. Bad debt provisions will not be made on debts covered by a credit note provision.

1        CREDIT NOTES PROVISION

         These are specific provisions relating to customer invoices whereby the credit notes will be raised in relation to a prior period of trading.

2        HOME OFFICE ACCOUNT

         Home Office account will be cleared to zero prior to Completion

3        NON CURRENT PORTION OF SDH LEASE

         Only 12 months worth of the SDH lease debtor will be shown in current assets at any month end position.

                     B. PRO FORMA WORKING CAPITAL STATEMENT



FACCT                              DESCRIPTION                            VALUE
--------------------------------------------------------------------------------

10102000        Cash at bank                                                  0
10105100                                                                      0
10105520                                                                      0
10107719                                                                      0
10111000                                                                      0
                                                               -----------------
                                TOTAL CASH & BANK                             0
                                                               -----------------

11164100        Trade debtors                                                 0
11164200        Accrued income                                                0
11164300        Unallocated cash                                              0
11167000        Trade debtors                                                 0
11264100        Trade debtors                                                 0
11264200        Accrued income                                                0
11267000        Home office                                                   0
11316000        Bad debt/credit note provisions                               0
14103900        Employee receivables - Other                                  0
14105000        Interest - receivable external                                0
14190000        AUCS accrued income                                           0
14290000                                                                      0
16101010        Prepayments                                                   0
16102000        Prepayments                                                   0
16103430        Prepayments                                                   0
16103500        VAT                                                           0
16107000        Prepayments                                                   0
16190000        Prepayments and SDH lease                                     0
                Non current portion of SDH in above account                   0
16201000        Asset disposal holding account                                0
16290000        Non AUCS Service Provider accrued income                      0
19117000        Holding account for expenses to be recharged out              0
                                                                  --------------
                              TOTAL CURRENT ASSETS                            0
                                                                  --------------

20101010        Trade creditors                                               0
20101220        Accrued invoices                                              0
20104000        Clearing account for int'l settlements                        0
20190000        Accrued invoices                                              0
20201000        Trade creditors                                               0
20201020        Home office                                                   0

20281000        AT&T accruals                                                 0
21301000        Foreign income tax                                            0
22212000        Payments in after cash book close                             0
22103000        Employee related accruals                                     0
22114000                                                                      0
22115000        Accrued health plans insurance                                0
22130010                                                                      0
22130130                                                                      0
22130160                                                                      0
22130180        Accrued health plans insurance                                0
22130410                                                                      0
22130420                                                                      0
22130450                                                                      0
22131900                                                                      0
22155080                                                                      0
22190090                                                                      0
22202000                                                                      0
22203000        Customer deposits                                             0
22212000                                                                      0
22358100        VAT                                                           0
22358110        VAT                                                           0
22358120        VAT                                                           0
22358200        VAT                                                           0
23259000        Accrued interest                                              0
                                                                  --------------
                            TOTAL CURRENT LIABILITIES                         0
                                                                  --------------

                                                                  --------------
                                 WORKING CAPITAL                              0
                                                                  --------------

                                   SCHEDULE 10

                         ANCILLARY TRANSITIONAL MATTERS

1 Each party will appoint two persons to be members of a working party ("WORKING PARTY") constituted with a view to achieving a resolution of issues in relation to the transitional services or business critical requirements of each party which were unforeseen at the date of this Agreement.

         (a)      Allan Macfarlane and David Bonner from the Company; and

         (b)      Sue Hele and Charles Pickering from the Vendors.

2 Either party may replace either of its Working Party members by giving written notice to the other.

3 Unless otherwise agreed the Working Party shall meet once a month during the period of six months after the date of this Agreement. Thereafter the Working Party will meet on a mutually convenient date within 14 days following one party giving written notice to the other that it requires a meeting of the Working Party.

4 The Working Party shall meet at a mutually convenient location within the United Kingdom. It is contemplated by the parties that the location for the meeting of the Working Party shall rotate between suitable premises of the Company and suitable premises of the AT&T Group within the United Kingdom.

5 The agenda for each meeting of the Working Party shall wherever possible be agreed at least 24 hours before the start of each meeting. Minutes of each Working Party meeting shall be sent to all members of the Working Party within 48 working hours following each meeting.

6 At the date of this Agreement it is anticipated that the Working Party will be required to work towards the resolution of the following items (amongst others):

         (a) formalising confirmation that the Company is validly licensed to use Oracle products used by it at the date of this Agreement;

         (b) documenting and formalising arrangements in relation to the use of the X-TANT X25 network by the Company in relation to the CMS400 system and shared use of that system;

         (c) the use by the Company of the att.com domain name suffix and its transition to an alternative domain name suffix.

7 The provisions of this Schedule are without prejudice to the legal rights and obligations of respective parties under this Agreement or the Transitional Services Agreement.

SIGNED BY RICHARD JEPHCOTT          )
for and on behalf of                )
AT&T COMMUNICATIONS                 )
SERVICES INTERNATIONAL INC.         )          /s/ Richard Jephcott
                                               ---------------------------------
                                               Duly Authorised Attorney








SIGNED BY KAREN CLARK               )
for and on behalf of                )
GLOBAL CARD HOLDINGS INC.           )          /s/ Karen Clark
                                               ---------------------------------
                                               Duly Authorised Attorney


SIGNED BY SHELDON GOLDMAN           )
for and on behalf of                )
VIATEL, INC.                        )          /s/ Sheldon Goldman
                                               ---------------------------------
                                               Duly Authorised Attorney







SIGNED BY SHELDON GOLDMAN           )
for and on behalf of                )
VIATEL GLOBAL                       )
COMMUNICATIONS LIMITED              )          /s/ Sheldon Goldman
                                               ---------------------------------
                                               Duly Authorised Attorney

                                   APPENDIX A

                          LISTED CUSTOMER AND SERVICES

                                   APPENDIX B

                           PRIVATE TRANSIT DRAFT TERMS